UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26020	43-1641533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6560 W Rogers Circle Suite 19, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 574-9720

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

TABLE OF CONTENTS

Page

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1

EXPLANATORY NOTE	2

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT	3

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS	3

THE REVERSE MERGER AND RELATED TRANSACTIONS	3

DESCRIPTION OF BUSINESS	5

RISK FACTORS	10

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	23

EXECUTIVE COMPENSATION	27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	29

DESCRIPTION OF SECURITIES	30

LEGAL PROCEEDINGS	31

INDEMNIFICATION OF DIRECTORS AND OFFICERS	32

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES	32

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT	32

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS	32

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS	33

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS	33

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii), or (iii) above.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the Securities and Exchange Commission (the “SEC”).

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, the significant length of time and resources associated with the development of our products and services and related insufficient cash flows and resulting illiquidity, our inability to expand our business, significant government regulation of our industry, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Report appears in the section captioned “Risk Factors” and elsewhere in this Report and include the following:

●	Our ability to execute our business plan;

●	Our ability to raise capital to develop our business and fund our operations;

●	Difficulties we may experience in building and operating key elements of our technical infrastructure;

●	Our ability to adopt technology in response to changing security needs and to secure and safeguard client accounts;

●	Our failure to protect our intellectual property and our ability to operate without infringing on the intellectual property rights of others;

●	Uncertainties relating to interpretation and enforcement of legislation governing direct selling in certain jurisdictions;

●	Our dependence on increased penetration of existing markets;

●	Contractual limitations on our ability to expand our business;

●	Our reliance on our information technology infrastructure and outside service providers and manufacturers;

●	The sufficiency of intellectual property rights;

●	Changes in tax laws, treaties or regulations, or their interpretation;

●	Share price volatility related to, among other things, speculative trading and certain traders shorting our common shares;

●	Our increased risks, uncertainties, expenses and difficulties as a growing company;

●	Our reliance on our manufacturers;

●	Our dependence on our website and popular search engines to generate sales; and

●	The need to attract and retain personnel.

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EXPLANATORY NOTE

We were originally incorporated under the laws of the State of Missouri on May 11, 1993 under the name Digital Angel Corporation, and effective April 20, 2007, we reincorporated in the state of Delaware. On October 18, 2013 we changed our name from Digital Angel Corporation to VeriTeQ Corporation.

We were previously engaged in the business of radio frequency identification technologies (“RFID”) for the Unique Device Identification (“UDI”) of implantable medical devices and, subject to funds becoming available, radiation dose measurement technologies for use in radiation therapy treatment. From inception through November 3, 2015, we generated minimal sales revenue and our operations were subject to all the risks inherent in the establishment of a new business enterprise. Our failure to timely file our Quarterly Report on Form 10-Q with the SEC in August of 2015, as well as our failure to pay certain indebtedness that became due, constituted events of default on our outstanding convertible promissory notes, including approximately $1.0 million of senior secured promissory notes secured by substantially all of our assets, and $1.3 million of convertible promissory of notes that were pari passu in rank and priority to the senior secured promissory notes (collectively, the "Senior Notes”).

On October 19, 2015, we received a default notice from the collateral agent under the security agreement pertaining to the Senior Notes. The default notice demanded repayment of the entire amount due under the Senior Notes, and we did not have the financial resources to repay this indebtedness. We also received a Notification of Disposition of Collateral (the “NDC”). The NDC advised the Company that the collateral agent intended to sell, lease or license the assets securing the Senior Notes at a public auction to take place in early November 2015. These assets comprised substantially all of the assets of the Company and its subsidiaries, except for the assets described below. On November 4, 2015, the public auction took place, and the holder of a substantial portion of the Senior Notes purchased the assets, including the capital stock of our VeriTeQ Acquisition Corp. and PositiveID Animal Health subsidiaries, for $1 million, which was credited against the Company’s outstanding indebtedness to the holder of the Senior Notes.

In October of 2015, we contacted the holder of a subordinated convertible promissory note (the “SNC Note”) regarding the possibility of returning the assets securing the SNC Note, consisting primarily of intellectual property and certain tangible property and equipment related to radiation dose measurement technologies (the “SNC Collateral”), to the holder in satisfaction of the SNC Note. By letter agreement dated February 18, 2016, we agreed to return the SNC Collateral to the holder of the SNC Note, and the holder agreed to discharge the Company of all of its obligations and liabilities under the SNC Note upon receipt of the SNC Collateral.

Since November 4, 2015, we have not engaged in any operations and our business has been dormant. As such, we have been a “shell” company, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As previously reported, on November 25, 2015, we executed a Stock Purchase Agreement (the “Stock Purchase Agreement”) of the same date among us, Mrs. Lynne Shapiro, and Brace Shop, LLC, a Florida limited liability company (“Brace Shop”), pursuant to which Brace Shop became a wholly-owned subsidiary of ours on May 6, 2016 (the “Reverse Merger”). In the Reverse Merger, we purchased all of the outstanding membership interests of Brace Shop from Mrs. Lynne Shapiro, and in exchange, we paid (i) $250,000 in cash to Mrs. Lynne Shapiro, (ii) 849 shares of our newly designated Series E Convertible Preferred Stock (“Series E Preferred Stock”), which is convertible into 84.9% of the issued and outstanding shares of our common stock, par value $0.00001 (the “Common Stock”), on a fully diluted basis, and has voting rights on an as converted basis and (iii) a goldenshare in the form of a 5-year warrant (the “Goldenshare”), exercisable at $0.00001 per share with a cashless exercise provision for that number of shares of Common Stock required to insure that the Series E Preferred Stock issued as part of the purchase price to Mrs. Lynne Shapiro is convertible into 84.9% of the issued and outstanding shares of Common Stock, on a fully diluted basis. At the closing of the Reverse Merger, VeriTeQ Corporation’s former Chief Executive Officer will receive 39 shares of the Series E Preferred Stock convertible into 3.9% of the issued and outstanding Common Stock on a fully-diluted basis. The shares of Series E Preferred Stock and the Goldenshare shall not be convertible until the six (6) month anniversary of the Closing of the Reverse Merger. Further, once a majority of the outstanding Series E Preferred Stock has been converted into Common Stock, then any other Series E Preferred Stock then outstanding shall automatically be deemed converted into Common Stock on the fifth business day following the date that a majority of the outstanding Series E Preferred Stock is converted into Common Stock.

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In accordance with “reverse acquisition” accounting treatment, the Brace Shop historical financial statements as of period ends, and for periods ended, prior to the acquisition will become the historical financial statements of VeriTeQ prior to the Reverse Merger in all future filings with the Securities and Exchange Commission (the “SEC”).

As used in this Current Report, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “we,” “us,” “our,” and “VeriTeQ” refer to VeriTeQ Corporation, incorporated in Delaware, after giving effect to the Reverse Merger.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. Such agreements are filed as exhibits hereto and incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This Current Report responds to the following Items in Form 8-K:

	Item 1.01	Entry into a Material Definitive Agreement

	Item 2.01	Completion of Acquisition or Disposition of Assets

.	Item 3.02	Unregistered Sales of Equity Securities

	Item 5.01	Changes in Control of Registrant

	Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

	Item 5.06	Change in Shell Company Status

	Item 9.01	Financial Statements and Exhibits

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

THE REVERSE MERGER AND RELATED TRANSACTIONS

Stock Purchase Agreement

On November 25, 2015, our company, Brace Shop and Mrs. Lynne Shapiro entered into a Stock Purchase Agreement dated as of the same date (the “Stock Purchase Agreement”), which closed on May 6, 2016 (the “Closing Date”). Pursuant to the terms of the Stock Purchase Agreement, Brace Shop became a wholly-owned subsidiary of ours on May 6, 2016 (the “Reverse Merger”). In the Reverse Merger, we purchased all of the outstanding membership interests of Brace Shop from Mrs. Lynne Shapiro, and in exchange, we paid (i) $250,000 in cash to Mrs. Lynne Shapiro, (ii) 849 shares of Series E Preferred Stock, which is convertible into 84.9% of the issued and outstanding shares of Common Stock on a fully diluted basis, and has voting rights on an as converted basis and (iii) the Goldenshare, exercisable at $0.00001 per share with a cashless exercise provision for that number of shares of Common Stock required to insure that the Series E Preferred Stock issued as part of the purchase price to Mrs. Lynne Shapiro is convertible into 84.9% of the issued and outstanding shares of Common Stock, on a fully diluted basis. At the closing of the Reverse Merger, VeriTeQ Corporation’s former Chief Executive Officer will receive 39 shares of the Series E Preferred Stock convertible into 3.9% of the issued and outstanding Common Stock on a fully-diluted basis. The shares of Series E Preferred Stock and the Goldenshare shall not be convertible until the six (6) month anniversary of the Closing of the Reverse Merger. Further, once a majority of the outstanding Series E Preferred Stock has been converted into Common Stock, then any other Series E Preferred Stock then outstanding shall automatically be deemed converted into Common Stock on the fifth business day following the date that a majority of the outstanding Series E Preferred Stock is converted into Common Stock.

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Pursuant to the Reverse Merger, we acquired the business of Brace Shop to establish our company as a provider of physical therapy and rehabilitation equipment and products, including orthopedic braces.

The Stock Purchase Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

The Reverse Merger will be treated as a recapitalization of Brace Shop for financial accounting purposes. Brace Shop will be considered the acquirer for accounting purposes, and our historical financial statements before the Reverse Merger will be the consolidated historical financial statements of Brace Shop in all future filings with the SEC.

The Reverse Merger is intended to be treated as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

The issuances of the Series E Preferred Stock and the Goldenshare in connection with the Reverse Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and/or Regulation D promulgated by the SEC under that section. These securities may not be offered or sold absent registration or an applicable exemption from the registration requirement, and some of these securities are subject to further contractual restrictions on transfer as described below.

A copy of the Stock Purchase Agreement was filed as Exhibit 10.1 to the Current Report we filed on December 2, 2015.

Departure and Appointment of Directors and Officers

Our board of directors currently consists of four members. On the Closing Date, Scott Silverman, our former Chairman of the Board, and Shawn Wooden, each resigned their position as a director, and Lynne Shapiro was appointed to our board of directors.

Also on the Closing Date, Marc Gelberg, our Interim Chief Financial Officer before the Reverse Merger, resigned from his position with the Company, and Kenneth Shapiro was appointed as our Chief Financial Officer.

See “Management – Directors and Executive Officers” below for information about our new directors and executive officers.

Pro Forma Ownership

Immediately after giving effect to the Reverse Merger, there were 723,651 issued and outstanding shares of our Common Stock.

Following the Reverse Merger, securities convertible into or exercisable or exchangeable for our Common Stock are outstanding as follows:

●	Mrs. Lynne Shapiro owns 849 shares of Series E Preferred Stock, which are convertible into 84.9% of our issued and outstanding capital stock on a fully-diluted basis

●	Mrs. Lynn Shapiro owns the Goldenshare, which is exercisable for the number of shares of Common Stock required to ensure that her 849 shares of Series E Preferred Stock shall always be convertible into an aggregate of 84.9% of our then fully-diluted issued and outstanding capital stock.

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●	Scott R. Silverman owns 39 shares of Series E Preferred Stock, which are convertible into 3.9% of our issued and outstanding capital stock on a fully-diluted basis.

●	Sands Consults, LLC owns a warrant exercisable into 2.99% of our issued and outstanding capital stock.

●	Former employees and directors of VeriTeQ Corporation own options to purchase an aggregate of 123,500,000 shares of our Common Stock

●	Convertible notes with an outstanding principal balance of approximately $4.7 million, substantially all of which have full ratchet provisions.

●	Full ratchet warrants which, as of December 31, 2015, are exercisable into approximately 33.9 million shares of Common Stock

Our Common Stock is quoted on the OTC Pink under the trading symbol “VTEQ.”

Accounting Treatment; Change of Control

The Reverse Merger is being accounted for as a recapitalization of Brace Shop. Brace Shop is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that are reflected in the financial statements prior to the Reverse Merger will be those of Brace Shop and are recorded at the historical cost basis of Brace Shop, and the consolidated financial statements after completion of the Reverse Merger will include the assets and liabilities of Brace Shop at historical cost, the assets and liabilities of VeriTeQ Corporation at historical cost, and the historical operations of Brace Shop and the operations of VeriTeQ Corporation from the Closing Date of the Reverse Merger.

The Certificate of Designation of our Series E Preferred Stock grants the holders of Series E Preferred Stock the right to vote together with the holders of Common Stock as a single class. As such, the 849 shares of Series E Preferred Stock issued to Lynne Shapiro provide her with 84.9% of the voting power of the Company. Thus, the issuance of the 849 shares of Series E Preferred Stock pursuant to the Reverse Merger resulted in a change in control of our company occurred as of the date of consummation of the Reverse Merger. Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company.

We continue to be a “smaller reporting company,” as defined under the Exchange, following the Reverse Merger.

A copy of the Certificate of Designation of our Series E Preferred Stock is filed as Exhibit 3.1 of this Current Report.

DESCRIPTION OF BUSINESS

OUR BUSINESS

Overview

We are a medical technology holding company that operates as an online retailer of orthopedic braces and physical therapy and rehabilitation equipment through our wholly-owned subsidiary, Brace Shop. Brace Shop primarily distributes these products to the general public through its website www.braceshop.com. Brace Shop also directly distributes products to a variety of customers in various industries and fields, including healthcare professionals, hospitals, physical therapy and rehabilitation clinics, government institutions, and school athletic programs.

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OVERVIEW OF THE MEDICAL SUPPLIES WHOLESALING INDUSTRY AND BRACE SHOP

Introduction to the Medical Wholesaling Industry

Firms operating in the Medical Supplies Wholesaling industry distribute dental and medical supplies and equipment intended to improve or maintain health. Distribution and sale of orthopedic devices and hospital supplies account for 29.7% of the market segmentation. In comparison, the distribution and sale of Electromedical Equipment and Surgical and Medical Instruments account for 28.8% and 28.1% of the market segmentation, respectively.

This industry has exhibited robust revenue growth in the five years to 2015, in particular, demand for medical devices used in elderly care has increased over this period and is expected to continue rising during the next five years. Over the past five years, industry revenue is expected to increase at an annualized rate of 4.0% to total $163.9 billion, including a 4.1% increase during 2014. Over the five years to 2019, IBISWorld expects industry revenue to grow at an average annual rate of 4.8% to $207.5 billion.

Demand for medical care, supplies, and equipment is expected to rise rapidly as the US population ages. The number of Americans 65 and older is expected to increase by 36 percent between 2015 and 2025, compared to an 8 percent increase in the population as a whole. One of every five dollars spent in the US is anticipated to go to healthcare by 2020.

Corporate History and Information

We were originally incorporated under the laws of the State of Missouri on May 11, 1993 under the name Digital Angel Corporation, and effective April 20, 2007, we reincorporated in the state of Delaware. On October 18, 2013 we changed our name from Digital Angel Corporation to VeriTeQ Corporation.

As a result of the Reverse Merger, we are the holding company for our wholly-owned subsidiary, Brace Shop. Brace Shop was formed under the laws of the state of Florida in 2004. Brace Shop operates as an expanding online retailer of orthopedic braces and supports in various categories such as knee, ankle, back, wrist, shoulder, elbow, foot and neck; physical therapy and rehabilitation equipment such as hot and cold therapy, electric stimulation, medical tables and ambulatory devices. Operating for over a decade, Brace Shop distributes their products worldwide to a variety of industries including healthcare professionals, hospitals and clinics, government institutions, school sport teams and to the general public. Brace Shop primarily distributes these products to the general public through its website www.braceshop.com.

In connection with the Reverse Merger, Scott Silverman resigned as Chairman of our Board of Directors, Shawn Wooden resigned as a member of the Board of Directors and we elected Mrs. Lynne Shapiro as a member of the Board of Directors.

Our principal executive offices are located in the United States at 6560 W Rogers Circle, Suite 19, Boca Raton, Florida 33487, and our telephone number is 954-574-9720. We maintain an Internet website at www.veriteqcorp.com and www.braceshop.com. The information contained in, or accessible from, our websites is not a part of this Current Report.

Products

We represent over 50 manufacturers as a re-seller, with established long-term relationships. Items are either warehoused in Brace Shop’s main location in Boca Raton, Florida, or drop shipped directly from the manufacturer. The Company has chosen to utilize their suppliers due to their competitive service offerings.

The primary products we offer are orthopedic braces and supports for the various extremity categories such as knee, ankle, back, wrist, shoulder, elbow, foot and neck; physical therapy and rehabilitation equipment such as hot and cold therapy, electric stimulation, medical tables and ambulatory devices.

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The majority of products offered by Brace Shop do not require a prescription. However, certain medical products are available with a prescription or sold directly to physicians’ offices, hospitals, or other health care professionals.

Our Competitive Strengths

Management’s grasp of current and future trends in the orthopedic industry has allowed Brace Shop to maintain a presence in this very competitive market. Understanding the internet marketplace and innovative marketing technology has enabled Brace Shop to expand into new territories and outpace certain competitors.

Government sequestration, Medicare competitive bidding and other rapidly changing health care laws affecting the durable medical equipment industry have considerably reduced insurance reimbursement and coverage. These changes have strengthened our ability to provide orthopedic products at very competitive pricing and availability.

Our management team has a strong medical background, highlighted by extensive experience with thousands of products from multiple vendors, medical conditions and product application.

Brace Shop has online visibility with Google, Bing, Amazon, E-bay, Sears and a list of numerous partners around the world.

Our Strategy

Brace Shop is viewed as an online leader by manufacturers and durable medical equipment (“DME”) companies. Brace Shop has high visibility and marketing, longevity in the marketplace, and strong customer loyalty. Management understands the company’s customer base and product usage, and engages in proactive and profitable marketing strategies.

Brace Shop obtains new customers through the following platforms:

●	Pay-Per-Click (PPC) and Search Engine Optimization campaigns

●	Google, Bing search visibility

●	Product listings on Amazon, eBay, and Sears

●	Customer referrals

●	Physician referrals

●	Manufacturer referrals

Due to the retail nature of the business, lengthy product lifespan, and individual requirements, management estimates that approximately 10% of our sales come from repeat customers. Strategies for customer retention include high levels of customer interaction/follow-up, extensive marketing software, email marketing campaigns, and an active social media interaction.

Our focus on improving our technology to enhance the customer experience online has continued to provide a positive return and allowed us to continue to grow with this ever-changing market. Understanding our customers and properly serving them products and information allows us to provide a positive purchasing experience for our customers.

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Opportunities

Government Contracts/VA Medical Centers/ General Services Administration Veteran Affairs

The government’s online portals and procurement of healthcare products have evolved over the years. Brace Shop’s online visibility and General Services Administration (“GSA”) Veteran Affairs contract, Data Universal Numbering System and Commercial and Government Entity Code provide a sense of trust and security for government online and offline purchases. This market is expanding rapidly and provides a tremendous opportunity for expansive growth.

Increased on-line consumer awareness/brand identity

In 2014, Brace Shop had over 1.9 million unique visitors, with over 10 million page views. As internet technology continues to expand into everyday life, consumers are more educated and demanding. Like most people, trust, experience, brand identity and years of service are features that consumers look for when deciding where to purchase their products. When competitive pricing is similar, consumers tend to work with a company that demonstrates these online properties. Brace Shop is at the forefront of the online orthopedic market and has demonstrated these properties over several years, making it a unique business with tremendous consumer acceptance.

Expansion into Mobile Responsive Arena

Online shoppers are quickly shifting their Internet searches to mobile devices. We are aware of this rapid change in consumer behavior and are meeting the challenge head on by redesigning Brace Shop’s website to be completely mobile responsive. This expansion into a mobile receptive website allows the Company to take advantage of the new mobile ad networks that are being developed by Facebook, Twitter, Google, Apple and PayPal and should expand Brace Shop business.

Strategic Partnerships with Major Manufacturers

Brace Shop has been in business for over a decade. During that time, the Company has established firm and cooperative partnerships with several major vendors. Brace Shop’s vendors understand the changes in the healthcare field as it relates to the normal sales channels they are accustomed to. As the internet continues to grow and their normal sales channels are reduced, they have looked at Brace Shop as a more prominent player in internet orthopedic sales.

Expansion into International Markets

For the past year and over the next year, Brace Shop has been, and is expected to, continue to supplement its international online presence with a new physical location in Kuala Lumpur, Malaysia. Brace Shop International’s vision is to create a positive impact on quality of life by providing an efficient, affordable way for customers in Asia to purchase orthopedic bracing and supports that have been shown to be effective in treating common musculoskeletal disorders. By leveraging cooperative relationships with companies such as the Spine & Joint Centers, Brace Shop is poised for substantial expansion in Malaysia, Indonesia and China.

Expansion into Private Label Branding

Brace Shop's private label is also a potential source for new revenue. As a private label, consumer price comparisons and price matching are eliminated. It also allows for greater product margins with no online competition.

Marketing to the Changes Caused by Healthcare Reform

With the current healthcare market rapidly changing under the Affordable Care Act, durable medical equipment and orthopedic extremity product reimbursement are changing. Consumers now look outside of the doctor’s office and local medical supply for the best product and the best price. As Brace Shop expands its online medical selection, its potential growth in the healthcare arena is unlimited.

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Complementing on-line sales with traditional retail sales channels

Brick and mortar retail stores are being affected by expanding online sales channels. According to Internet Retailer, it is estimated that online retail sales will grow 57% by 2018 and account for 11% of total retail sales. Opportunities exist to integrate Brace Shop into traditional retail channels, and allow more visibility and selection for the consumer than is currently available.

Government Regulation

We have no specific governmental regulations that we need to comply with as a reseller. Due to our GSA Veteran Affairs contract, we do have to submit quarterly government sales information into the GSA’s Quarterly Reporting System while annually updating SAM (System for Award Management), VETS-4212 (Federal Contract Reporting), and SBA (Small Business Association) records.

Employees

As of the date of this filing, Brace Shop has 15 full-time employees. VeriTeQ Corporation has no full-time employees.

Competition

Competitors include:

●	betterbraces.com owned by DJO Global

●	DME-direct.com

●	docortho.com

●	Sellers listed on Amazon and eBay

Brace Shop differentiates itself from the competition by offering the largest selection in its niche market, providing expanded product information, extending educated customer service and support, while providing competitive pricing.

Seasonality

Brace Shop experiences stronger profits during the months of August through February. This is primarily due to the start of football, ski and the back-to-school season. Sales of orthopedic braces used by youth athletes in sports such as volleyball, football and basketball increase during those months. During the winter ski season, the need for knee braces increase as do back braces due to shoveling injuries. Marketing costs stay steady throughout the year.

Properties

Our principal executive offices are located in the United States at 6560 West Rogers Circle, Suite 19, Boca Raton, Florida 33487, an approximately 12,000 square foot property. The property is owned by Braceshop Real Estate Holdings, LLC, a Florida limited liability company (“Braceshop Real Estate Holdings”), an affiliate of Brace Shop, subject to two mortgage loans with two different financial institutions.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently a party to in any legal proceeding that we believe would have a material adverse effect on our business, financial condition or operating results.

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RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. WE FACE A VARIETY OF RISKS THAT MAY AFFECT OUR OPERATIONS OR FINANCIAL RESULTS AND MANY OF THOSE RISKS ARE DRIVEN BY FACTORS THAT WE CANNOT CONTROL OR PREDICT. BEFORE INVESTING IN THE SECURITIES YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS, TOGETHER WITH THE FINANCIAL AND OTHER INFORMATION CONTAINED IN THIS REPORT. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK WOULD LIKELY DECLINE AND YOU MAY LOSE ALL OR A PART OF YOUR INVESTMENT. ONLY THOSE INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD CONSIDER AN INVESTMENT IN OUR SECURITIES.

THIS REPORT CONTAINS CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS REPORT, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

If any of the following or other risks materialize, the Company’s business, financial condition, and results of operations could be materially adversely affected which, in turn, could adversely impact the value of our Common Stock. In such a case, investors in our Common Stock could lose all or part of their investment.

Prospective investors should consider carefully whether an investment in the Company is suitable for them in light of the information contained in this Report and the financial resources available to them. The risks described below do not purport to be all the risks to which the Company or the Company could be exposed. This section is a summary of certain risks and is not set out in any particular order of priority. They are the risks that we presently believe are material to the operations of the Company. Additional risks of which we are not presently aware or which we presently deem immaterial may also impair the Company’s business, financial condition or results of operations.

RISKS ASSOCIATED WITH OUR BUSINESS AND INDUSTRY

We lack an established operating history on which to evaluate its business and determine if it will be able to execute our business plan, and can give no assurance that operations will result in profits.

We have only been engaged in our current and proposed business operations since May 6, 2016. As a result, we have no operating history upon which you may evaluate our proposed business and prospects. Our proposed business operations are subject to numerous risks, uncertainties, expenses and difficulties associated with early stage enterprises. You should consider an investment in our company in light of these risks, uncertainties, expenses and difficulties. Such risks include:

●	the absence of an operating history at our current scale;

●	insufficient capital;

●	our reliance on manufacturers;

●	expected continual losses for the foreseeable future;

●	our ability to anticipate and adapt to a developing market(s);

●	acceptance by consumers;

●	limited marketing experience;

●	a competitive environment characterized by well-established and well-capitalized competitors;

●	the ability to identify, attract and retain qualified personnel;

●	our ability to provide superior customer service; and

●	reliance on key personnel.

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Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our company. We may be unable to successfully overcome these risks which could harm our business.

Our business strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks our business will be harmed.

We have incurred losses in prior periods and expect to incur losses in the future. We may never be profitable.

There can be no assurance that we will be able to implement its business plan, generate sustainable revenue or ever achieve profitable operations. We expect to have operating losses until such time as we develop a substantial and stable revenue base. We cannot assure you that it can achieve or sustain profitability on a quarterly or annual basis in the future.

Our dependence on our manufacturers could increase our costs and impair our ability to receive inventory in a timely manner, which can adversely affect our profits and cash flow.

Brace Shop operates as a reseller with approximately 50 manufacturer partners. Brace Shop has agreements with these companies to sell their products which can generally be terminated at any time, with or without cause. If a manufacturer were to cancel its agreement, Brace Shop would have to cease selling that vendor’s products online, which could adversely affect sales.

A sudden increase in product cost and sale prices could affect our margins for many products and decrease sales.

Changes to our website and popular search engines may have a significant impact on our sales.

Brace Shop is an online retailer. Modifications to our website may have unintended negative impacts on customer traffic and subsequent sales.

In addition, we rely heavily on our website’s visibility on Google and other search engines. Every year, multiple times a year, Google creates new algorithm updates to better enhance their search capabilities. Our website’ search visibility may be impacted by modification to Google and other online search engines, such as Yahoo or Bing. A decrease in our website’s search visibility would negatively impact customer traffic and sales.

If we are unable to attract and retain personnel, or experience changes in outsourcing companies, it will be difficult to maintain business or successfully assist our customers and generate repeat sales.

Brace Shop relies heavily on maintaining properly trained staff to fulfill orders and provide professional guidance for customers. Due to the variety of products sold, it may take up to three months to fully train a customer service representative before they can adequately answer consumer questions over the phone. Customer service is a critical facet of generating repeat customer sales.

Brace Shop also engages third party service providers to work directly with their marketing department. Brace Shop outsources their Search Engine Optimization, Pay-Per-Click Marketing and website development. The loss of any of these third party service providers could have an adverse effect on the business.

Failure to hold General Services Administration Veteran Affairs government contract.

Brace Shop holds a GSA Veteran Affairs government contract. The loss of this contract or any other government contract or institutional supply contract could have a material effect on our sales. Brace Shop would lose significant revenue if it failed to maintain the proper reporting or management in respect of the GSA contract.

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Our business is subject to the risks of earthquakes, fire, power outages, floods and other catastrophic events, and to interruption by man-made problems such as strikes and terrorism.

A significant natural disaster, such as an earthquake, hurricane, severe thunderstorm, fire, power outage, flood or other catastrophic event, or interruptions by strikes, terrorism or other made-made problems, could have a material adverse effect on our business, operating results and financial condition. Our operational headquarters are located in Florida. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at our warehouse could result in lengthy interruptions in distribution of the products we sell. All of the aforementioned risks may be further increased if our disaster recovery plans prove to be inadequate.

Although Brace Shop website servers are hosted out-of-state in a professional hosting environment, if those servers were to go out of service for any reason, the Company would lose sales as a result of customers’ inability to access our website.

We may be sued by third parties for alleged infringement of their proprietary rights, which could harm our business.

A number of other entities and individuals may own or claim to own intellectual property relating to our industry. From time to time, third parties may claim that we are infringing on their intellectual property rights, and we may be found to be infringing on such rights. In the future, others may claim that our applications and underlying technology infringe or violate their intellectual property rights. We may, however, be unaware of the intellectual property rights that others may claim they hold with respect to some or all of the products we offer. Any claims or litigation could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages or ongoing royalty payments, prevent us from offering our products or require that we comply with other unfavorable terms. We may also be obligated to indemnify parties or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

GENERAL OPERATING RISK

We have insufficient funds to develop our business, which may adversely affect our future growth.

We will need to raise substantial additional capital to fund our operations and to develop and launch our products and services. We may need to sell equity securities or borrow funds in order to develop these growth strategies and our inability to raise the additional capital and/or borrow the funds needed to implement these plans may adversely affect our business and future growth.

Our future capital requirements may be substantial and will depend on many factors including:

●	our ability to maintain important government contracts;

●	marketing and developing expenses;

●	revenue received from sales and operations, if any, in the future;

●	the expenses needed to attract and retain skilled personnel; and

●	the costs associated with being a public company.

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Raising capital in the future could cause dilution to our existing shareholders, and may restrict our operations or require us to relinquish rights.

In the future, we may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration, strategic alliance and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us.

We may infringe upon the intellectual property rights of others, which may prevent or delay our product distribution efforts and negatively impact our operations.

Our commercial success depends significantly on our ability to operate without infringing the patents and other intellectual property rights of third parties. For example, there could be issued patents of which we are not aware that the products we sell infringe upon. There also could be patents that we believe we do not infringe upon, but that we may ultimately be found to infringe upon. Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our products infringe. For example, pending applications may exist that provide support or can be amended to provide support for a claim that results in an issued patent that our product infringes.

We will incur significant costs as a result of operating as a public company, and our management may be required to devote substantial time to compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses, which are approximately $100,000 annually. In addition, the Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, have imposed various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls as well as mandating certain corporate governance practices. Our management and other personnel will devote a substantial amount of time and financial resources to these compliance initiatives.

If we fail to staff our accounting and finance function adequately, or maintain internal control systems adequate to meet the demands that are placed upon us as a public company, we may be unable to report our financial results accurately or in a timely manner and our business and stock price, assuming that a market for our stock develops, may suffer. The costs of being a public company, as well as diversion of management’s time and attention, may have a material adverse effect on our future business, financial condition and results of operations.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

If a public market for our common stock develops, it may be volatile. This may affect the ability of our investors to sell their shares as well as the price at which they sell their shares.

The market price for shares of our common stock may be significantly affected by factors such as variations in quarterly and yearly operating results, general trends in the medical wholesaling industry, and changes in state or federal regulations affecting us and our industry. Furthermore, in recent years the stock market has experienced extreme price and volume fluctuations that are unrelated or disproportionate to the operating performance of the affected companies. Such broad market fluctuations may adversely affect the market price of our common stock, if a market for it develops.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to and may rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay”, “say-on-frequency” and “say-on-golden parachute;” and

●

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are not choosing to “opt out” of this provision. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an “emerging growth company” until the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration under the Securities Act, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Trading on the OTC Pink may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our Common Stock is quoted on the OTC Pink. Trading in stock quoted on the OTC Pink is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our Common Stock for reasons unrelated to operating performance. Moreover, the OTC Pink is not a stock exchange, and trading of securities on the OTC Pink is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange. Accordingly, stockholders may have difficulty reselling any of their shares.

Our Common Stock is a penny stock. Trading of our Common Stock may be restricted by the SEC’s penny stock regulations and the Financial Industry Regulatory Authority’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our Common Stock is a penny stock. The SEC has adopted Rule 15g-9, which generally defines a “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our Common Stock.

In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Substantial sales of our Common Stock could adversely affect our stock price.

We have 723,651 shares of common stock outstanding as of the date of this Current Report. Sales of a substantial number of shares of Common Stock, or the perception that such sales could occur, could adversely affect the market price of our Common Stock by introducing a large number of sellers to the market. Such sales could cause the market price of our Common Stock to decline. We cannot predict whether future sales of our Common Stock, or the availability of our Common Stock for sale, will adversely affect the market price for our Common Stock or our ability to raise capital by offering equity securities.

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We do not expect to pay dividends on our Common Stock, and investors will be able to receive cash in respect of the shares of Common Stock only upon the sale of the shares.

We have no intention in the foreseeable future to pay any cash dividends on our Common Stock. Therefore, an investor in our Common Stock will obtain an economic benefit from the Common Stock only after an increase in its trading price and only by selling the Common Stock.

We have the right to issue shares of preferred stock. If we were to issue preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock.

We are authorized to issue 5,000,000 shares of preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock. The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the common stock and the portion of the Company’s assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the common stock being offered. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock being offered. We cannot assure you that the Company will not, under certain circumstances, issue shares of its preferred stock.

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We currently have 1,841 shares of our Series D Convertible Preferred Stock (the “Series D Preferred Stock”) outstanding with an aggregate liquidation preference of $1,841,000. The Series D Preferred Stock are convertible into shares of our Common Stock at the option of the holder at a conversion price that is equal to the average closing price of our Common Stock over any 5 consecutive Trading Days occurring between March 12, 2015 and the conversion date, with the five-day period being elected by the holder of the Series D Preferred Stock in the conversion notice.

We currently have 888 shares of our Series E Preferred Stock outstanding. Following the eighteen month anniversary of the date of issuance, the holders of the Series E Preferred Stock shall be entitled to receive dividends at the rate of 5% per annum, payable quarterly. Upon the occurrence of any liquidation, dissolution or winding up of VeriTeQ, each holder of Series E Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount per share of Series E Preferred Stock equal to the amount that would be receivable if the Series E Preferred Stock had been converted into Common Stock immediately prior to such liquidation distribution, plus, in each case, accrued and unpaid dividends. Each share of Series E Preferred Stock shall be convertible into such number of shares of the Company’s Common Stock equal to 0.1% of the Company at the time of conversion, on a fully-diluted basis.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this Current Report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Current Report, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were originally incorporated under the laws of the State of Missouri on May 11, 1993 under the name Digital Angel Corporation, and effective April 20, 2007, we reincorporated in the state of Delaware. On October 18, 2013 we changed our name from Digital Angel Corporation to VeriTeQ Corporation. In November 2015 substantially all of our assets were sold at auction by the holders of the Company’s senior secured convertible promissory note. Between November 4, 2015 and the Closing Date, we have not engaged in any operations and our business has been dormant. As such, we have been a “shell” company, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Reverse Merger

On May 6, 2016, we consummated the transaction evidenced by the Stock Purchase Agreement. Pursuant to the terms of the Stock Purchase Agreement, Brace Shop became a wholly-owned subsidiary of ours. In the Reverse Merger, we purchased all of the outstanding membership interests of Brace Shop from Mrs. Lynne Shapiro, and in exchange, we paid (i) $250,000 in cash, $125,000 of which was paid to the Mrs. Lynne Shapiro upon the execution of the Stock Purchase Agreement and the remaining $125,000 payable, subject to certain conditions, within four business days after the closing of the Reverse Merger, (ii) 849 shares of Series E Preferred Stock, which is convertible into 84.9% of the issued and outstanding shares of Common Stock on a fully diluted basis, and has voting rights on an as converted basis and (iii) the Goldenshare, exercisable at $0.00001 per share with a cashless exercise provision for that number of shares of Common Stock required to insure that the Series E Preferred Stock issued as part of the purchase price to the Mrs. Lynne Shapiro is convertible into 84.9% of the issued and outstanding shares of Common Stock, on a fully diluted basis. At the closing of the Reverse Merger, VeriTeQ Corporation’s former Chief Executive Officer will receive 39 shares of the Series E Preferred Stock convertible into 3.9% of the issued and outstanding Common Stock on a fully-diluted basis. The shares of Series E Preferred Stock and the Goldenshare shall not be convertible until the six (6) month anniversary of the Closing of the Reverse Merger. Further, once a majority of the outstanding Series E Preferred Stock has been converted into Common Stock, then any other Series E Preferred Stock then outstanding shall automatically be deemed converted into Common Stock on the fifth business day following the date that a majority of the outstanding Series E Preferred Stock is converted into Common Stock.

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Brace Shop operates as an expanding online retailer of orthopedic braces and supports for the various extremity categories such as knee, ankle, back, wrist, shoulder, elbow, foot and neck; physical therapy and rehabilitation equipment such as hot and cold therapy, electric simulation, medical tables and ambulatory devices. Operating for over 15 years, Brace Shop distributes their products worldwide to a variety of industries including healthcare professionals, hospitals and clinics, government institutions, school sport teams and to the general public. Braceshop Real Estate Holdings, was formed as a Florida limited liability company on April 12, 2012 and is an affiliate of Brace Shop. Brace Shop and Braceshop Real Estate Holdings are under common control and Brace Shop Real Estate Holdings is considered a variable interest entity for the purpose of the consolidated financial statements.

At the closing of the Reverse Merger, Scott Silverman resigned as Chairman of our Board of Directors, Shawn Wooden resigned as a member of the Board of Directors and we elected Mrs. Lynne Shapiro as a member of the Board of Directors.

As a result of the Reverse Merger and the change in business and operations of our company from a public “shell” company to a company engaged in the business of providing orthopedic braces, a discussion of the past financial results of our company is not pertinent, and under generally accepted accounting principles in the United States the historical financial results of Brace Shop, the accounting acquirer, prior to the Reverse Merger are considered the historical financial results of our company. The Reverse Merger was accounted for as a recapitalization effected by a Reverse Merger, wherein Brace Shop is considered the acquirer for accounting and financial reporting purposes.

The following discussion highlights the results of operations of Brace Shop and its affiliate Braceshop Real Estate Holdings and the principal factors that have affected its financial condition as well as its liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the financial condition and results of operations presented herein. The following discussion and analysis is based on the audited and unaudited consolidated financial statements contained in this Current Report, which have been prepared in accordance with generally accepted accounting principles in the United States. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the consolidated results of operations for such periods have been included in these audited consolidated financial statements. All such adjustments are of a normal recurring nature.

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Results of Operations

Year Ended December 31, 2015 compared to the year-ended December 31, 2014

The following table sets forth our revenues, expenses and net loss for the years ended December 31, 2015 and 2014. The financial information below is derived from our audited consolidated financial statements included as an exhibit to this Current Report.

	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014
Revenue
Retail Sales	$7,010,176	$6,661,116

Total Revenue	$7,010,176	$6,661,116

Cost of Retail Sales	$(4,468,207)	$(4,028,168)
Gross Profit	$2,541,969	$2,632,948

Operating Expenses:
General and Administrative	$(341,403)	$(346,088)
Marketing and Promotion	$(1,342,043)	$(1,413,871)
Payroll Expenses	$(900,720)	$(766,558)
Credit Card Processing	$(288,063)	$(258,117)
Impairment Loss	$(150,000)	-
Total Operating Expenses	$(3,022,229)	$(2,784,634)

Loss from Operations	$(480,260)	$(151,686)
Other Income and Expense:
Other Expense	$(146,623)	-
Sublease Income	$12,965	$4,500
Interest Expense	$(93,779)	$(48,037)

Total Other Income and Expense	$(227,437)	$(43,537)

Net Loss	$(707,697)	$(195,223)

Revenues

The Company’s revenues were $7,010,176 and $6,661,116 for the years ending December 31, 2015 and 2014, respectively. This increase was primarily due to an increase in online sales.

Cost of Revenue

Our cost of revenue increased by $440,039, or 10.92%, during the year ended December 31, 2015, to $4,468,207, from $4,028,168 in cost of goods sold for the year ended December 31, 2014. The increase in cost of goods sold was due primarily to an increase in product costs and shipping rates.

Operating Expenses

Total operating expenses were $3,022,229 and $2,784,634 for the years ending December 31, 2015 and 2014, respectively. This increase is primarily due to the Company incurring expenses for software development in 2015. Due to cash flow constraints the Company was unable to implement the use of the software and as a result recorded an impairment loss of $150,000. The Company also had an increase in online sales which prompted us to hire additional employees resulting in higher payroll expenses. Furthermore, the increase in online sales resulted in increased credit card processing fees.

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Loss from Operations

We reported a loss from operations of $480,260 for the year ended December 31, 2015, as compared to a loss from operations of $151,686 for the year ended December 31, 2014, which represents an increase of $328,574, or 217%, for the year ended December 31, 2015.

Other Income (Expenses)

Total other expenses, net of other income, were $227,437 for the year ended December 31, 2015, compared to $43,537 for the year ended December 31, 2014. Other expense was $146,623 for the year ended December 31, 2015, as compared to total other expense of $0 for the year ended December 31, 2014, which is primarily attributable to effectuating the Reverse Merger. Pursuant to the Stock Purchase Agreement, a portion of the purchase price payable by VeriTeQ was financed by the sale of a senior secured convertible promissory note in the principal amount of $147,058 by VeriTeQ Corporation to a third party and then advanced to Mrs. Lynne Shapiro. Brace Shop signed a Security Agreement securing the VeriTeQ promissory note with certain Brace Shop, LLC assets. The Security Agreement created an indirect guarantee of the debt of a third party under FASB Accounting Standards Codification (“ASC”) 460. Per ASC 460 the indirect guarantee of the promissory note was recorded on the consolidated financial statements of Brace Shop at its estimated fair value of $147,058. Interest expense increased approximately by $45,000 or 95% due to the Company increasing its line of credit and notes payable in 2015 resulting in higher interest expense. Sublease income was $12,965 for the year ended December 31, 2015, compared to $4,500 for the year ended December 31, 2015.

Net Loss

Net loss for the year ended December 31, 2015 was $707,697 compared to a net loss of $195,223 for same period in 2014. The increase was mainly attributable to an indirect guarantee expense, an impairment loss recognized related to software implementation and increased payroll expenses.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At December 31, 2015, we had a cash balance of $69,169. Our working capital deficit was $2,191,547 at December 31, 2015.

We reported a net increase in cash for the year ended December 31, 2015 of $63,608. While we currently have no material commitments for capital expenditures, at December 31, 2015 we owed approximately $784,000 under mortgage notes payable, $349,000 under a line of credit, $249,322 ($216,251, net of discounts of $33,071) under notes payable and $246,500 under related party loans and a note payable.

Our net sales are not sufficient to fund our operating expenses. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We reported a net loss of $707,697 during the year ended December 31, 2015. We do not anticipate we will be profitable in 2016. Therefore our operations will be dependent upon our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. Even if we are able to raise the funds required, it is possible that we will incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Furthermore, we have debt obligations which must be satisfied. If we are successful in securing additional working capital, we intend to increase our marketing efforts to grow our revenues. We do not presently have any firm commitments for any additional capital and our financial condition as well as the uncertainty in the capital markets may make our ability to secure this capital difficult. There are no assurances that we will be able to continue our business, and we may be forced to cease operations in which event investors could lose their entire investment in our company. Included in our Notes to the financial statements for the year ended December 31, 2015 is a discussion regarding Going Concern.

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Operating activities

Net cash flows used in operating activities for the year ended December 31, 2015 amounted to $183,064 and was primarily attributable to our net loss of $707,697, offset by depreciation of $30,279, impairment expense of $150,000, amortization of debt discount of $43,929 and changes in operating assets and liabilities of $299,732. Net cash flows provided in operating activities for the year ended December 31, 2014 amounted to $37,141 and was primarily attributable to our net loss of $195,223, offset by depreciation of $29,962 and changes in operating assets and liabilities of $201,712.

Investing activities

Net cash flows used in investing activities for the year ended December 31, 2015 totaled $150,000, which was due to the purchase of software. Net cash flows used in investing activities for the year ended December 31, 2014 totaled $3,507, which was due to the purchase of property and equipment.

Financing activities

Net cash flows provided by financing activities was $396,672 for the year ended December 31, 2015. We received proceeds from loans of $514,250, proceeds from a line of credit of $65,000 and proceeds from related parties of $274,500. We made payments of $55,610 related to a bank overdraft, notes payable payments of $341,928, repayments of related party loans totaling $28,000 and mortgage note payments of $31,540. Net cash flows used in financing activities was $38,643 for the year ended December 31, 2014. We received proceeds from a line of credit of $34,000 and proceeds of a bank overdraft of $55,610. We made payments to notes payable of $30,225 and equity distributions of $98,028.

Going Concern Consideration

Our operations and financial results are subject to numerous various risks and uncertainties that could adversely affect our business, financial condition and results of operations. We have incurred losses since our inception resulting in a member’s deficit of $2,040,221 as of December 31, 2015, and further losses are anticipated in the development of our business, raising substantial doubt about our ability to continue as a going concern. The ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These risk factors include, but are not limited to, our ability to raise additional funding and the results of our proposed operations.

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

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The following table summarizes our contractual obligations as of December 31, 2015, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	4-5 Years	5 Years +
Contractual Obligations:
Line of credit	$349,000	349,000	—	—	—
Notes payable	$249,322	249,322	—	—	—
Related party loans payable	$121,500	121,500	—	—	—
Related party note payable	$125,000	125,000	—	—	—
Mortgage payable	$788,844	32,654	105,782	77,929	572,479
Total Contractual Obligations:	$1,633,666	877,476	105,782	77,929	572,479

Off Balance Sheet Arrangements

As of the date of this Current Report, we had no off-balance sheet arrangements. We are not aware of any material transactions that are not disclosed in our consolidated financial statements.

Significant Accounting Policies and Critical Accounting Estimates

The methods, estimates, and judgments that we use in applying our accounting policies have a significant impact on the results that we report in our consolidated financial statements. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. Our most critical accounting estimates include:

Use of Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimated.

Accounts Receivable - The Company extends thirty-day credit terms to certain customers based on credit worthiness of medical supply companies, hospitals, military, government institutions and schools. Management reviews any accounts receivable balances over thirty days. Account balances that are deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote. The accounts receivable balance is comprised mostly of internet sales due to merchant account timing differences.

Inventories - Inventories, consisting of finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out method.

Property and Equipment — Property and equipment and building and building improvements are carried at cost. The cost of repairs and maintenance is expensed as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. Building improvements are amortized on a straight-line basis over the building depreciable period.

Internal Use Software - Costs incurred to develop internal-use software during the preliminary project stage are expensed as incurred. Internal-use software development costs are capitalized during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the function intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over the expected useful life of five years of the internal-use software development costs and related upgrades and enhancements. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use.

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Impairment of Long-Lived Assets - Long-Lived Assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue Recognition and Sales — The Company follows the guidance of the FASB ASC 605-10-S99 “Revenue Recognition Overall – SEC Materials”. The Company records revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The Company derives revenue from online orders from customers and direct sales via purchase orders to a variety of industries and enterprises including healthcare professionals, hospitals and clinics, government institutions, and school sports teams. The Company recognizes revenue upon shipment of its products.

Recently Enacted Accounting Standards

For a description of accounting changes and recent accounting standards, including the expected dates of adoption and estimated effects, if any, on our consolidated financial statements, see “Note 1: Recent Accounting Pronouncements” in the financial statements filed with this Current Report.

Quantitative and Qualitative Disclosures About Market Risk

We are not required to provide quantitative and qualitative disclosures about market risk because we are a smaller reporting company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our voting securities which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our voting securities indicated as beneficially owned by them.

The following table sets forth information with respect to the beneficial ownership of our voting securities as of May 6, 2016, after the Reverse Merger, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our voting securities beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Reverse Merger, to our knowledge, there is no arrangement, including any pledge, by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change of control of the Company.

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Unless otherwise indicated in the following table, the address for each person named in the table is c/o Brace Shop, 6560 W Rogers Cir #19, Boca Raton, FL 33487.

Name and Address of Beneficial Owner	Series D Preferred Stock		Series E Preferred Stock		Common Stock
	Shares Beneficially Owned (1)	% of Class	Shares Beneficially Owned (1)	% of Class	Shares Beneficially Owned (2)	% of Class
Lynne Shapiro	*	*	849	95.61%	*	*
Kenneth Shapiro	*	*	*	*	*	*
Michael James	*	*	*	*	*	*

All directors and executive officers as a group (3 persons)	*	*	849	95.61%	*	*

5% Shareholders
Magna Equities I, LLC	1,400	76.05%	*	*	*	*
Iliad Research & Trading, L.P	*	*	*	*	79,514	9.99%
Ned Siegel	*	*	*	*	61,366	8.48%
Vis Vires Group, Inc.	*	*	*	*	79,514	9.99%
PositiveID Corporation	*	*	*	*	79,514	9.99%
Union Capital, LLC	*	*	*	*	79,514	9.99%
KBM Worldwide, Inc.	*	*	*	*	79,514	9.99%

(1)	Applicable percentage ownership is based on 1,841 shares of Series D Preferred Stock, and 888 shares of Series E Preferred Stock outstanding as of the date of this Current Report.

(2)	The list of 5% beneficial shareholders of Common Stock is derived from filings of Schedule 13G with respect to the Company’s Common Stock since January 1, 2015, which we have assumed represent all current 5% beneficial shareholders. For each 5% beneficial shareholder of Common Stock that has disclosed that its beneficial interest is predicated upon the exercise of such beneficial shareholder’s rights under a convertible promissory note to convert its interest into 9.99% of the Company’s issued and outstanding Common Stock, we have disclosed the number of shares that each such 5% beneficial shareholder would own if it were to convert such interest as of the date of this Current Report. Applicable percentage ownership is based on 723,651 shares of Common Stock issued and outstanding as of the date of this Current Report.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors who were appointed effective as of the closing of the Reverse Merger:

Name	Age	Position	Date Named to Board of Directors/as Executive Officer
Kenneth Shapiro (1)	60	Chief Executive Officer and Director	January 6, 2016
Lynne Shapiro (2)	63	Director	May 6, 2016
Michael James	57	Director	January 6, 2016

(1)	Kenneth Shapiro had been a Director of Brace Shop since June 2004.
(2)	Lynne Shapiro had been a Director of Brace Shop since June 2004.

Directors are elected to serve until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Executive officers are appointed by the Board of Directors and serve at its pleasure.

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The principal occupation and business experience during at least the past five years for our executive officers and directors is as follows:

Lynne Shapiro –Director

Lynne Shapiro is Chief Executive Officer of Brace Shop, LLC. Lynne has brought years of professional experience, in and out of the medical equipment field to our on-line business. Following a Bachelor’s degree from Fairleigh Dickinson University Lynne held various positions before coming to Brace Shop, LLC. In the past, Lynne has, worked as a high school history teacher, a Senior Inspector for the NJ Casino Control Commission, a Paralegal Attorney, an Instructor for US Satellite Broadcasting, an Instructor for Computer Literacy and Job Preparedness and a Medical Biller. Immediately before joining Brace Shop, Lynne worked for MEDIQ, PRN. MEDIQ which eventually was acquired by Hill-Rom was a company which was one of the largest DME rental companies in the nation. It was here that Lynne learned the most about medical equipment and understood it to be a thriving industry. At MEDIQ, Lynne worked her way up to Vice President of Human Resources.

Lynne primarily works closely with Brace Shop vendors on pricing and product selection. This has led to a competitive on-line product assortment with an aggressive consumer friendly pricing structure.

Kenneth Shapiro –Chief Executive Officer and Director

Dr. Shapiro, age 60, is Chief Executive Officer and Medical Director of Brace Shop, LLC, which he founded nearly twenty years ago. Prior to founding Brace Shop, Dr. Shapiro was a licensed podiatrist for more than 20 years. He holds a Bachelor of Science Degree from the University of Western Ontario in London Ontario Canada, and a D.P.M. Degree from the Temple School of Podiatric Medicine in Philadelphia. Following a surgical residency at Kensington Hospital in Philadelphia, Dr. Shapiro went into private practice for over 20 years with offices in Philadelphia, Pennsylvania and Marlton New Jersey. During that time, he achieved board certification from the American Board of Podiatric Surgery and became a Fellow of the American College of Foot and Ankle Surgeons. Dr. Shapiro was on staff at numerous hospitals and surgical centers throughout Philadelphia and Southern New Jersey, specializing in Foot and Ankle Surgery.

Dr. Shapiro brings a wealth of medical and orthopedic knowledge to the company in assisting and training Brace Shop staff in ensuring customer satisfaction and medical compliance.

Michael James –Director

Mr. James, age 57, has been Chief Financial Officer Terra Tech Corp. since April 2011. Previously, Mr. James served as Chief Executive Officer of Nestor, Inc. (“Nestor”) where he successfully completed a financial restructuring of Nestor prior to its sale in September 2009 from the Receiver's Estate in Superior Court of the State of Rhode Island. He also served on Nestor's Board of Directors from 2006 to 2009. Mr. James has been the Managing Partner of Kuekenhof Capital Management, LLC, a private investment management company, for the past ten years where he continues to serve as Managing Director of Kuekenhof Equity Fund, L.P. and Kuekenhof Partners. Mr. James is also a director of Guided Therapeutics, Inc. where he serves as Chairman of the Compensation Committee and as a member of the Audit Committee. Mr. James holds a Bachelor of Science Degree in Accounting from Fairleigh Dickinson University.

Director Independence

We are not currently subject to the listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.” None of our five directors is an independent director under the applicable standards of the SEC and the Nasdaq stock market.

Family Relationships

The Chief Executive Officer of the Company and the Director are husband and wife, respectively. The Director of Marketing is the daughter of the Chief Executive Officer and Director.

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Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

●	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review by us of Forms 3 and 4 relating to fiscal years 2015 and 2014 as furnished to us under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to us with respect to fiscal year 2012, we believe that during the fiscal years ended December 31, 2015 and 2014, there was no failure to comply with Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders, except that our former director, Mr. Daniel Penni, filed one late Form 4 in 2014.

Code of Ethics

Our Board of Directors has approved and we have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, which applies to all of our directors, officers and employees. Our Board of Directors has also approved and we have adopted a Code of Ethics for Senior Financial Officers, or the Code for SFO, which applies to our chief executive officer, president, chief legal and financial officer and other officers. The Code of Conduct and the Code for SFO are available upon written request to VeriTeQ Corporation, Attention: Secretary, 6560 W Rogers Circle, Suite 19, Boca Raton, Florida 33487. The Audit Committee is responsible for overseeing the Code of Conduct and the Code for SFO. Our audit committee must approve any waivers of the Code of Conduct for directors and executive officers and any waivers of the Code for SFO.

Audit Committee

Our Board of Directors established an audit committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. There are currently no members of the audit committee. The members of our Board of Directors perform the functions of the audit committee. All future members of the audit committee will be independent within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market Corporate Governance Standards, as amended. Due to our status as a shell company and our limited resources, we do not have access to additional eligible candidates. The audit committee is directly responsible for the appointment, compensation and oversight of our independent auditors. The audit committee oversees the financial reporting process on behalf of our Board of Directors by reviewing with the independent auditors the scope and results of the audit engagement, monitoring our financial policies and internal control procedures, and reviewing and monitoring the provisions of non-audit services performed by our independent auditors. Management is responsible for our internal controls and establishing and reviewing the financial reporting process. The audit committee acts under a written charter adopted and approved in September 1997.

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Nominating Committee

Our Nominating Committee considers and nominates candidates for election to our Board of Directors.

Compensation Committee

Our Compensation Committee administers the Company’s stock incentive plans, including the review and grant of awards to officers and other employees under such plans, and recommends the adoption of new plans. The committee also reviews and approves various other compensation policies and matters and reviews and approves salaries, bonuses and other matters relating to our officers. The committee reviews all senior corporate employees after the end of each fiscal year to determine compensation for the subsequent year. Particular attention is paid to each employee’s contributions to our current and future success, as well as their salary level in comparison to the market value of personnel with similar skills and responsibilities. The committee also looks at accomplishments which are above and beyond management’s normal expectations for their positions.

Our Compensation Committee assists our Board of Directors in the discharge of its responsibilities related to compensation of our executive officers. Specific responsibilities of our Compensation Committee include:

●	reviewing and recommending to our board approval of the compensation, benefits, corporate goals and objectives of our chief executive officer and our other executive officers;

●	evaluating the performance of our executive officers; and

●	administering our employee benefit plans and making recommendations to our Board of Directors regarding these matters.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by us and Brace Shop during the last two fiscal years indicated to (i) all individuals that served as our or Brace Shop’s principal executive officer or acted in a similar capacity for us or Brace Shop at any time during the most recent fiscal year indicated; (ii) the two most highly compensated executive officers who were serving as executive officers of us or Brace Shop at the end of the most recent fiscal year indicated that received annual compensation during such fiscal year in excess of $100,000; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) above but for the fact that the individual was not serving as an executive officer of us or Brace Shop at the end of the most recent fiscal year indicated.

Name & Principal Position	Fiscal Year ended Dec. 31,	Salary ($)	Bonus ($)		Stock Awards (4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation (1) ($)	Total ($)
Scott R. Silverman,	2015	3,086	363,825	(3)	0	0	0	0	24,181	391,092	(10)
Chief Executive Officer (2)	2014	346,500	446,500		0	0	0	0	76,057	869,057
Randolph K. Geissler,	2015	6,361	202,125	(5)	0	0	0	0	0	208,486	(11)
President (4)	2014	210,000	285,000		0	0	0	0	31,248	526,248
Marc S. Gelberg, Interim	2015	124,038	30,000	(7)	0	0	0	0	0	154,038	(12)
Chief Financial Officer (6)	2014	0	0		0	0	0	0	0	0

Name & Principal Position	Fiscal Year ended Dec. 31,	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth Shapiro,	2015	143,000	0		0	0	0	0	0	143,000
Medical Director (8)	2014	86,500	0		0	0	0	0	0	86,500
Lynne Shapiro,	2015	124,800	0		0	0	0	0	0	124,800
CEO (9)	2014	68,300	0		0	0	0	0	0	68,300

(1)	Amount represents payments made for Mr. Silverman and Mr. Geissler in 2015 and 2014 in connection with their employment agreements, including life and disability insurance and car allowance.
(2)	On March 16, 2016, Mr. Silverman resigned as our Chief Executive Officer.
(3)	This amount was accrued pursuant to the minimum bonus payment required under Mr. Silverman’s employment agreement with VeriTeQ Corporation, however, no amount has been paid in respect of such bonus and, effective upon the closing of the Reverse Merger, this entire amount has been forgiven.
(4)	Mr. Geissler’s employment contract with VeriTeQ Corporation expired in November of 2015 and was not renewed.
(5)	This amount was accrued pursuant to the minimum bonus requirement under Mr. Geissler’s employment agreement with VeriTeQ Corporation, however, no amount has been paid in respect of such bonus and, effective upon the closing of the Reverse Merger, this entire amount has been forgiven.
(6)	Mr. Gelberg was appointed Interim Chief Financial Officer of VeriTeQ Corporation on May 21, 2015, and resigned his position on May 6, 2016.
(7)	This amount was accrued pursuant to the anticipated bonus payment contemplated under Mr. Gelberg’s employment arrangement with VeriTeQ Corporation, however, no amount has been paid or authorized in respect of such bonus.
(8)	Reflects compensation received from Brace Shop.
(9)	Reflects compensation received from Brace Shop.
(10)	See note 3.
(11)	See note 5.
(12)	See note 7.

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We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Outstanding Equity Awards at Fiscal Year-End

On June 18, 2014, the Company’s stockholders adopted the VeriTeQ Corporation 2014 Stock Incentive Plan (the “2014 Plan”). The 2014 Plan provided for 50,000,000 shares of common stock to be reserved for awards under the 2014 Plan. On December 18, 2014, the Company’s shareholders approved an increase in the number of authorized shares of common stock issuable under the 2014 Plan to 500,000,000 shares. On February 24, 2015, in accordance with the terms of the 2014 Plan, our Board of Directors approved a decrease in the number of shares reserved for issuance under the 2014 Plan from 500,000,000 to 250,000,000.

On August 13, 2015, the Compensation Committee of VeriTeQ Corporation’s then Board of Directors (the “Compensation Committee”) granted 100,000,000 shares of restricted common stock to executive officers of the Company and options to purchase 123,500,000 shares of the Company’s common stock to employees and directors of the Company. These grants were under the 2014 Plan. Also on August 13, 2015, the Compensation Committee granted an additional 150,000,000 shares of restricted common stock to certain executive officers and a director. The restricted common stock vested on the Closing Date and the stock options vested on the date of grant. On April 29, 2016, the Compensation Committee and the Board of Directors, with the consent of the grantees, rescinded the grants of restricted common stock

Brace Shop has never had any equity compensation plans, and we will discontinue the 2014 Plan going forward. However, we may wish to issue stock options pursuant to a Stock Option Plan in the future. Such stock options may be awarded to management, employees, members of the Company’s Board of Directors and consultants of the Company.

Director Compensation

In 2015 we paid the following to our directors:

Name & Principal Position	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott R. Silverman (3)	0	0	0	0	0	0	0	0
Michael James	0	0	0	0	0	0	0	0
Barry Edelstein	0	0	0	540,000	0	0	0	540,000
Shawn Wooden (4)	0	0	0	540,000	0	0	0	540,000
Daniel E. Penni (5)	0	0	0	540,000	0	0	0	540,000
Kenneth Shapiro (6)	0	0	0	0	0	0	0	0
Lynne Shapiro (7)	0	0	0	0	0	0	0	0

(1)	Reflects grant date fair value of equity awards computed in accordance with FASB ASC Topic 718.
(2)	Reflects grant date fair value of equity awards computed in accordance with FASB ASC Topic 718.
(3)	Mr. Silverman resigned from the Company’s Board of Directors on May 6, 2016.
(4)	Mr. Wooden resigned from the Company’s Board of Directors on May 6, 2016.
(5)	Mr. Penni resigned from the Company’s Board of Directors on August 19, 2015.
(6)	Reflects compensation from Brace Shop.
(7)	Reflects compensation from Brace Shop.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

None of our officers, directors, proposed director nominees, beneficial owners of more than 10% of our shares of common stock, or any relative or spouse of any of the foregoing persons, or any relative of such spouse who has the same house as such person or who is a director or officer of any parent or subsidiary of our Company, has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party. In the event a related party transaction is proposed, such transaction will be presented to our board of directors for consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock has been quoted on OTC Pink under the symbol “VTEQ” since October 14, 2014, and was quoted on the OTC Markets prior to that time. The table below sets forth for the periods indicated the quarterly high and low bid prices as reported by the Pink Sheets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

	Quarter (1)	High	Low
Fiscal year ended December 31, 2014	First	$1.48	$0.65
	Second	$1.21	$0.11
	Third	$0.16	$0.00
	Fourth	$0.01	$0.00

	Quarter (2)	High	Low
Fiscal year ended December 31, 2015	First	$0.17	$0.00
	Second	$0.01	$0.00
	Third	$0.55	$0.04
	Fourth	$0.35	$0.05

(1)	Our Common Stock traded on the OTC Markets for the First, Second and Third Quarters of the fiscal year ended December 31, 2014.
(2)	The Company effected a 1:1000 reverse stock split on February 11, 2015 and a 1:10,000 reverse stock split on July 29, 2015.

Our common stock is considered to be penny stock under rules promulgated by the Securities and Exchange Commission. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers’ duties, customers’ rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a penny stock is to decrease the willingness of broker- dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

We have been a shell company since approximately November 2015. As a result, we are subject to the provisions of Rule 144(i) which limit reliance on Rule 144 by shareholders owning stock in a shell company. Under current interpretations, unregistered shares issued after we first became a shell company cannot be resold under Rule 144 until the following conditions are met:

●	we cease to be a shell company;

●	we remained subject to the Exchange Act reporting obligations;

●	we file all required Exchange Act reports during the preceding 12 months; and

●	at least one year has elapsed from the time we filed “Form 10 information” reflecting the fact that we had ceased to be a shell company.

29

We currently have options to purchase 123,500,000 shares of Common Stock outstanding. Further, in addition to the Goldenshare issued in connection with the Reverse Merger, the Company has outstanding warrants with full ratchet provisions which, as of December 31, 2015, are exercisable into an aggregate of 33,895,080 shares. In addition, Sands Consults, LLC owns a warrant exercisable into 2.99% of our issued and outstanding Common Stock.

Holders

As of the date of this Report, we have 723,651 shares of Common Stock outstanding held by approximately 150 stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

Brace Shop has never had any equity compensation plans, and we will discontinue the 2014 Plan going forward. However, we may wish to issue stock options pursuant to a Stock Option Plan in the future. Such stock options may be awarded to management, employees, members of the Company’s Board of Directors and consultants of the Company.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 100 billion shares of Common Stock, par value $0.00001, and 5 million shares of preferred stock, par value $0.01 per share. As of the date of this Report, we had 723,651 shares of Common Stock issued and outstanding, and 2,729 shares of preferred stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

We may issue shares of preferred stock from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors and will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors.

30

While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the Common Stock;

●	Diluting the voting power of the Common Stock;

●	Impairing the liquidation rights of the Common Stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), we do not believe that any provision of our charter or By-Laws would delay, defer or prevent a change in control.

Dividend Policy

The Company has not declared or paid any cash dividends on its common stock, and does not intend to declare or pay any cash dividend in the foreseeable future. The payment of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company’s earnings, if any, its capital requirements and financial condition and such other factors as the Board of Directors may consider.

Options

We currently have options outstanding to purchase 123,500,000 shares of Common Stock outstanding.

Warrants

In addition to the Goldenshare issued in connection with the Reverse Merger, the Company has outstanding warrants with full ratchet provisions which, as of December 31, 2015, are exercisable into an aggregate of 33,895,080 shares. In addition, Sands Consults, LLC owns a warrant exercisable into 2.99% of our issued and outstanding Common Stock.

Other Convertible Securities

The Company has Convertible notes with an outstanding principal balance of approximately $4.7 million, substantially all of which have full ratchet provisions.

Transfer Agent

The transfer agent for our Common Stock is VStock Transfer, and its telephone number is 212-828-8436.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

31

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law and our Certificate of Incorporation allow us to indemnify our officers and directors from certain liabilities and our By-Laws state that we shall indemnify every present or former director or officer of ours (each an “Indemnitee”).

Our By-Laws provide that we shall indemnify an Indemnitee against all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by such Indemnitee.

Other than discussed above, none of our By-Laws or Certificate of Incorporation includes any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information regarding (1) the issuance of Series E Preferred Stock and the Goldenshare by the Registrant, and (2) the issuance of all of the issued and outstanding membership interests of Brace Shop to the Registrant, set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Reverse Merger and Related Transactions” is incorporated herein by reference.

Shares Issued in Connection with the Reverse Merger

To effectuate the Reverse Merger we issued to Mrs. Lynne Shapiro 849 shares of Series E Preferred Stock. The 849 shares of Series E Preferred Stock are convertible into 84.9% of our issued and outstanding capital stock on a fully-diluted basis, and will be convertible into shares of Common Stock, beginning on the six month anniversary of the date of its issuance. In addition, we issued to Mrs. Lynne Shapiro the Goldenshare, which is exercisable, until the Expiration Date (as defined in the Goldenshare), for that number of shares of Common Stock required to insure that the 849 shares of Series E Preferred Stock are convertible into an aggregate of 84.9% of our then fully-diluted issued and outstanding capital stock. We also issued 39 shares of Series E Preferred Stock, which are convertible into 3.9% of our issued and outstanding capital stock on a fully-diluted basis, and are convertible into Common Stock beginning on the six month anniversary of the date of its issuance, to Scott R. Silverman, the former Chairman of our Board of Directors. These transactions were exempt from registration pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering. None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involved.

Sales of Unregistered Securities of Brace Shop

On May 6, 2016, pursuant to the terms of the Stock Purchase Agreement, Mrs. Lynne Shapiro sold all of the issued and outstanding membership interests of Brace Shop to the Registrant. This transaction was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering. None of the membership interests were sold through an underwriter and accordingly, there were no discounts or commissions involved.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

The information regarding change of control of the Company in connection with the Reverse Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Reverse Merger and Related Transactions” is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information regarding departure and election of directors and departure and appointment of principal officers of the Company in connection with the Reverse Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Reverse Merger and Related Transactions” is incorporated herein by reference.

32

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

Management has determined that, subsequent to the Reverse Merger, our company is no longer a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this Current Report for a detailed description of the Stock Purchase Agreement and the business of our company following the Reverse Merger.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

In accordance with Item 9.01(a), Brace Shop’s audited financial statements as of, and for the years ended December 31, 2015 and 2014, and the accompanying notes, are included in this Report beginning on Page F-1.

(b)	Pro forma financial information.

In accordance with Item 9.01(c), the following unaudited pro forma financial information with respect to the Reverse Merger with Brace Shop and Brace Shop reported in Item 2.01 of this Current Report on Form 8-K are included in this Report beginning on page F-30.

●	Unaudited Pro Forma Combined Balance Sheet as of December 31, 2015

●	Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2015

●	Notes to the Unaudited Pro Forma Combined Financial Statements.

(c)	Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

We have filed with the U.S. Securities and Exchange Commission (the “SEC”), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

33

The SEC maintains a web site (http://www.sec.gov.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Exhibit Number	Description

2.1**	Stock Purchase Agreement, dated as of November 25, 2015, by and among the Registrant, Brace Shop and Mrs. Lynne Shapiro
2.2*	VeriTeQ Corporation Goldenshare Warrant, dated as of May 6, 2016, issued to Mrs. Lynne Shapiro
3.1*	Certificate of Designation of Series E Convertible Preferred Stock of VeriTeQ Corporation, dated May 4, 2016, filed May 6, 2016

* Filed herewith

** Previously filed

† Management contract or compensatory plan or arrangement

34

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITEQ CORPORATION

Dated: May 11, 2016	By:	/s/ Kenneth Shapiro
Kenneth Shapiro
Chief Executive Officer

35

BRACE SHOP, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

36

BRACE SHOP, LLC

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31,

2015 AND 2014

F-1

Report of Independent Registered Public Accounting Firm

To the Member of:

Brace Shop, LLC

We have audited the accompanying consolidated balance sheets of Brace Shop, LLC and its consolidated variable interest entity, Braceshop Real Estate Holdings, LLC (the “Company”) as of December 31, 2015 and 2014 and the related consolidated statements of operations, changes in member's deficit, and cash flows for each of the two years in the period ended December 31, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brace Shop, LLC and its consolidated variable interest entity, Braceshop Real Estate Holdings, LLC as of December 31, 2015 and 2014 and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had a net loss and net cash used in operations of $707,697 and $183,604, respectively for the year ended December 31, 2015. The Company has a working capital deficit and member's deficit of $2,191,547, and $2,040,221, respectively, at December 31, 2015. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

May 10, 2016

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

F-2

BRACE SHOP, LLC

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014

ASSETS

CURRENT ASSETS:
Cash	$69,169	$5,561
Accounts Receivable	20,790	49,910
Inventories	301,883	237,412
Other Current Assets	-	3,080

Total Current Assets	391,842	295,963

Property and Equipment, net	13,468	18,722
Office Building and Building Improvements, net	888,846	913,871

Total Assets	$1,294,156	$1,228,556

LIABILITIES AND MEMBER'S DEFICIT

CURRENT LIABILITIES:
Accounts Payable	$1,526,309	$1,329,302
Accrued Expenses	31,672	36,742
Bank Overdraft	-	55,610
Sales Returns Reserve	33,945	40,937
Mortgage Notes Payable	32,654	31,541
Line of Credit	349,000	284,000
Notes Payable, net of discounts of $33,071	216,251	-
Related Parties Loans Payable	121,500	-
Related Party Note Payable	125,000	-
Guarantee Liability	147,058	-
Total Current Liabilities	2,583,389	1,778,132

Mortgage Notes Payable, net of current portion and discounts	750,988	782,948

Total Liabilities	3,334,377	2,561,080

Commitments and Contingencies (Note 11)

Total Member's Deficit	(2,040,221)	(1,332,524)

Total Liabilities and Member's Deficit	$1,294,156	$1,228,556

See accompanying notes to consolidated financial statements.

F-3

BRACE SHOP, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2015	2014

REVENUES:
Retail sales	$7,010,176	$6,661,116

Total Revenue	7,010,176	6,661,116

COST OF RETAIL SALES:	4,468,207	4,028,168

GROSS PROFIT	2,541,969	2,632,948

OPERATING EXPENSES:
General and administrative expenses	341,403	346,088
Marketing and promotion	1,342,043	1,413,871
Payroll expenses	900,720	766,558
Credit card processing	288,063	258,117
Impairment loss	150,000	-

Total Operating Expenses	3,022,229	2,784,634

LOSS FROM OPERATIONS	(480,260)	(151,686)

OTHER INCOME (EXPENSES):
Other Income (Expense)	(146,623)	-
Sublease Income	12,965	4,500
Interest Expense	(93,779)	(48,037)

Total Other Income (Expense)	(227,437)	(43,537)

NET LOSS	$(707,697)	$(195,223)

See accompanying notes to consolidated financial statements.

F-4

BRACE SHOP, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER'S DEFICIT

For the Years Ended December 31, 2015 and 2014

Balance at December 31, 2013	$(1,039,273)

Member Distributions	(98,028)

Net Loss for the year	(195,223)

Balance at December 31, 2014	(1,332,524)

Net Loss for the year	(707,697)

Balance at December 31, 2015	$(2,040,221)

See accompanying notes to consolidated financial statements.

F-5

BRACE SHOP, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(707,697)	$(195,223)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in) Operating Activities:
Depreciation	30,279	29,962
Impairment Expense	150,000	-
Amortization of Deferred Loan Costs	693	690
Amortization of Debt Discount	43,929	-
Changes in Operating Assets and Liabilities:
Inventory	(64,471)	(72,548)
Accounts Receivable	29,120	(4,723)
Other Current Assets	3,080	-
Accounts Payable	197,007	755,222
Sales Returns Reserve	(6,992)	20,941
Accrued Expenses	(5,070)	(497,180)
Guarantee Liability	147,058	-

Net Cash Provided by (Used in) Operating Activities	(183,064)	37,141

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of Property and Equipment	-	(3,507)
Purchase of Software	(150,000)	-

Net Cash Used in Investing Activities	(150,000)	(3,507)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Line of Credit	65,000	34,000
Proceeds (Repayment) of Bank Overdraft	(55,610)	55,610
Proceeds from Loans	514,250	-
Repayment of Notes Payable	(341,928)	(30,225)
Proceeds from Related Party Loans	274,500	-
Repayment of Related Party Loan	(28,000)	-
Repayment of Mortgage Notes	(31,540)	-
Equity Distributions	-	(98,028)

Net Cash Provided by (Used in) Financing Activities	396,672	(38,643)

Net Increase (Decrease) in Cash	63,608	(5,009)

Cash - Beginning of Year	5,561	10,570

Cash - End of Year	$69,169	$5,561

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:
Interest	$66,897	$48,037
Income Taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH
INVESTING AND FINANCING ACTIVITIES:

Debt Discount Recorded on Notes Payable	$77,000	$-

See accompanying notes to consolidated financial statements.

F-6

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Brace Shop, LLC started operations in June 2004 as a Florida limited liability company and operates as an online retailer of orthopedic braces, physical therapy and rehabilitation equipment.

Brace Shop, LLC distributes these products to the general public through its website http://www.braceshop.com. They also sell products to a variety of industries and enterprises including healthcare professionals, hospitals and clinics, government institutions, and school sports teams.

Braceshop Real Estate Holdings, LLC, was formed as a Florida limited liability company on April 12, 2012 and is an affiliate of Brace Shop, LLC. Brace Shop, LLC and Braceshop Real Estate Holdings, LLC (collectively, the “Company” or “Brace Shop”) are under common control and Brace Shop Real Estate Holdings, LLC is considered a variable interest entity (“VIE”) for the purpose of the consolidated financial statements.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the accounts of the Company. In the preparation of consolidated financial statements of the Company, intercompany transactions and balances are eliminated.

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements and revenues and expenses during the reporting period. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, allowance for doubtful accounts, inventory valuation, useful life of property and equipment, valuation of long lived assets, sales returns reserves, and fair value of guarantees.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits. As of December 31, 2015 the Company did not have any balances that exceeded the federally insured limits.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis and non-recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

F-7

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Cash and cash equivalents include money market securities that are considered to be highly liquid and easily tradable as of December 31, 2015 and December 31, 2014. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy.

In addition, FASB ASC 825-10-25 Fair Value Option expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, notes payable and due to related parties approximate their estimated fair market value based on the short-term maturity of these instruments. The carrying amount of the notes and convertible promissory notes approximates the estimated fair value for these financial instruments as management believes that such notes constitute substantially all of the Company's debt and the interest payable on the notes approximates the Company's incremental borrowing rate.

In 2015 the Company incurred expenses for software development. Due to cash flow constraints the Company was unable to implement the use of the software and as a result recorded an impairment loss of $150,000.

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial assets for the year ended December 31, 2015.

Balance, December 31, 2014	$-
Additions	150,000
Impairment loss	(150,000)
Balance, December 31, 2015	$-

Accounts Receivable

The Company extends thirty-day credit terms to certain customers based on credit worthiness of medical supply companies, hospitals, military, government institutions and schools. Management reviews any account receivable balances over thirty days. Account balances that are deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote.  The accounts receivable balance is comprised mostly of internet sales due to merchant account timing differences. During the year ended December 31, 2015 and the year ended December 31, 2014, the Company recognized $0 of expenses related to uncollectible accounts receivable and management has determined that an allowance was not necessary at December 31, 2015 and 2014.

Inventories

Inventories, consisting of finished goods are stated at the lower of cost and net realizable value utilizing the first-in, first-out method.

F-8

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment and Building and Building Improvements

Property and equipment and building and building improvements are carried at cost. The cost of repairs and maintenance is expensed as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. Building improvements are amortized on a straight-line basis over the building depreciable period.

Internal Use Software

Costs incurred to develop internal-use software during the preliminary project stage are expensed as incurred. Internal-use software development costs are capitalized during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the function intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over the expected useful life of five years of the internal-use software development costs and related upgrades and enhancements. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use.

Impairment of Long-Lived Assets

Long-Lived Assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. During the years ended December 31, 2015 and 2014 the Company recorded $150,000 and $0 respectively in software impairment charges which is included in operating expenses in the Statement of Operations.

Loan Costs

In 2012 the Company incurred loan costs associated with mortgage notes payable. The Company has early adopted ASU 2015-3 “Interest – Imputation of Interest” - Simplifying the Presentation of Debt Issuance Costs. The loan costs are recorded as a debt discount and amortized to interest expense over the terms of the mortgage notes payable.

Sales Returns Reserve

The Company extends a thirty-day return policy period from the date of purchase. Returns have a 15% restocking fee for refunds. The restocking fee is waived for exchanges. The Company maintains a sales returns reserve liability account based on its estimate of future returns.

Warranty

The Company’s manufacturers provide the highest quality products available. If there is a defect in a product related to materials or workmanship the Company extends the manufacturer’s warranty to its customers. Therefore no warranty liability is recorded.

F-9

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company follows the guidance of the FASB ASC 605-10-S99 “Revenue Recognition Overall – SEC Materials. The Company records revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The Company derives revenue from online orders from customers and direct sales via purchase orders to a variety of industries and enterprises including healthcare professionals, hospitals and clinics, government institutions, and school sports teams. The Company recognizes revenue upon shipment of its products.

Cost of Retail Sales

Cost of retail sales includes cost of finished good products and shipping in and out costs. There was no depreciation expense that was allocable to cost of retail sales.

Marketing and Promotion

Marketing and promotion is expensed as incurred. Marketing and promotion expenses for the years ended December 31, 2015 and 2014 were $1,342,043 and $1,413,871, respectively.

Shipping Costs

Shipping costs are included in cost of retail sales and totaled $742,104 and $612,963 for the years ended December 31, 2015 and 2014, respectively.

Income Taxes

Brace Shop, LLC and its VIE are single member Limited Liability Companies and as such are disregarded entities for federal income tax purposes. Accordingly, all income is reported on the member’s personal income tax return and no provisions for income taxes are reported in the Company’s consolidated financial statements.

The tax years ending December 31, 2014, 2013 and 2012 will be subject for examination for a period of three years after the filing date.

Concentrations of Major Customer and Major Vendors

Brace Shop, LLC holds a United States Government General Services Administration Veteran Affairs (“GSA VA”) government contract. Revenues from this contract are approximately 1.6% and 1.2% of total revenues in 2015 and 2014, respectively. The loss of this contract or any other government contract or institutional supply contract could have an effect on our sales. If the Brace Shop failed to maintain the proper reporting or management of the GSA VA contract, this could result in a loss of business.

As of December 31, 2015 approximately 83% of accounts receivable was due from one merchant bank related to the processing of on-line orders.

As of December 31, 2014 approximately 62% of accounts receivable was due from two merchant banks related to the processing of on-line orders.

As of December 31, 2015, three vendors accounted for 36% of accounts payable.

As of December 31, 2014 three vendors accounted for 47% of accounts payable.

F-10

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company has a concentration of a major vendor. During the year ended December 31, 2015, one vendor accounted for 16.85% of cost of retail sales.

During the year ended December 31, 2014, one vendor accounted for 12.26% of cost of retail sales.

The Company had foreign sales totaling $379,083 or 5% of total revenue of $7,010,176 for the year ended 2015. For the year ended 2014 the Company had foreign sales totaling $463,358 or 7% of total revenue of $6,661,116.

Segment Reporting

Per review of ASC Topic 280, “Segment Reporting” it has been determined that the Company operates in one segment. Braceshop Real Estate Holdings, LLC and Brace Shop, LLC have a VIE relationship, however the revenue stream related to Braceshop Real Estate Holdings, LLC is eliminated in consolidation.

Related Parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not expect the future adoption of any such pronouncements to have a significant impact on the results of operations, financial condition or cash flow.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At December 31, 2015, the Company had a member’s deficit of approximately $2 million and a working capital deficiency of $2,191,547. For the year ended December 31, 2015 the net loss totaled $707,697. The net cash used in operating activities for the year ended December 31, 2015 totaled $183,064. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon increasing sales and obtaining additional capital and financing.  While the Company believes in the viability of its strategy to increase sales volume there can be no assurances to that effect. The Company's limited financial resources have prevented the Company from aggressively advertising its products to achieve increased consumer recognition. These consolidated financial statements do not include any adjustments relating to recovery of recorded assets or classification of liabilities should the Company be unable to continue as a going concern.

NOTE 3 – INVENTORY

Inventory, consists of finished goods which are stated at the lower of cost and net realizable value utilizing the first-in, first-out method. As of December 31, 2015 and 2014 the inventory balance was $301,883 and $237,412, respectively.

F-11

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 4 - PROPERTY AND EQUIPMENT AND BUILDING AND BUILDING IMPROVEMENTS

Property and equipment consisted of the following:

	Estimated life	December 31, 2015	December 31, 2014
Furniture and fixtures	7 years	$59,028	$59,028
Office equipment	7 years	27,441	27,441
Signs	7 years	13,037	13,037
Trade show booths	5 years	2,351	2,351
Software	3 years	2,948	2,948
Less: Accumulated depreciation		(91,337)	(86,083)
		$13,468	$18,722

Building and building improvements, which are assets of the VIE (see Note 12) consisted of the following:

	Estimated life	December 31, 2015	December 31, 2014
Building	39 years	$863,906	$863,906
Building improvements	39 years	112,047	112,047
Less: Accumulated depreciation		(87,107)	(62,082)
		$888,846	$913,871

For the years ended December 31, 2015 and 2014, depreciation expense amounted to $30,279 and $29,962 respectively.

NOTE 5 – MORTGAGE NOTES PAYABLE

On June 29, 2012 Braceshop Real Estate Holdings, LLC executed a mortgage note payable to a bank in the amount of $477,500 relating to an office condominium where the Company’s corporate offices are located. The terms of the note includes the Company remitting nine monthly consecutive interest payments, beginning July 29, 2012, with interest calculated on the unpaid principal balance using an interest rate of 5.3% per annum based on a year of 360 days; one hundred nineteen monthly consecutive principal and interest payments of $3,252 each beginning April 29, 2013, with interest calculated on the unpaid principal balance using an interest rate of 5.3% per annum based on a year of 360 days and one principal and interest payment of $304,535 due on March 29, 2023. Braceshop Real Estate Holdings, LLC recorded loan costs on the mortgage note payable as a debt discount. The loan costs are being amortized over the term of the mortgage notes payable. The effective interest rate resulting from the debt discounts was not materially changed from the 5.3%. The balance of the mortgage note payable was $432,882, net of debt discount of $5,202 (principal balance of $438,084) and $447,232, net of debt discount of $5,895 (principal balance of $453,127) as of December 31, 2015 and 2014 respectively.

On June 29, 2012 Braceshop Real Estate Holdings, LLC executed a mortgage note payable due to the Florida Business Development Corporation (FBDC) and guaranteed by the U.S. Small Business Administration (SBA) in the amount of $393,000 related to an office condominium where the Company’s corporate offices are located. This note replaced a bridge note from a bank which was outstanding from June 2012 to June 2013. The terms of the note includes an interest rate of 2.10738%, first payment due June 1, 2013 with a note maturity date of May 1, 2033. The balance of the mortgage note payable was $350,760 and $367,257 as of December 31, 2015 and 2014 respectively. The FBDC mortgage is a second mortgage subordinated to the bank mortgage discussed above.

F-12

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 5 – MORTGAGE NOTES PAYABLE (continued)

Both of the above mortgage notes are personally guaranteed by the sole member and the sole member’s spouse who is the Company’s Medical Director and guaranteed by Brace Shop, LLC.

The following table presents the minimum principal payments as of December 31, 2015 related to the mortgage notes payable:

Year Ending December 31,	Principal
2016	$32,654
2017	33,953
2018	35,241
2019	36,588
2020	37,929
Thereafter	612,479
Total	$788,844

NOTE 6 – LINE OF CREDIT

On September 30, 2013 the Company opened a $350,000 bank line of credit with a maturity date of September 30, 2015 collateralized by the assets of the Company. The terms of the line of credit state the Company will pay regular monthly payments of accrued interest beginning October 30, 2013 and all subsequent interest payments are due on the same day each month going forward. The Company will pay this line of credit in one payment of all outstanding principal plus all accrued unpaid interest on September 30, 2015. The line of credit has a variable interest rate which is the highest Prime Rate as published in the “Money Rates” section of the Wall Street Journal plus 1.75 percent (5.25% at December 31, 2015). As of December 31, 2015 the line of credit is in default. The Company’s management is working with the lender to revise payoff terms. The balance of the line of credit amounted to $349,000 and $284,000 respectively as of December 31, 2015 and 2014.

NOTE 7 – NOTES PAYABLE

On March 9, 2015, the Company issued a promissory note to a financial institution with a funding amount of $300,000 and fixed prepaid interest of $24,000 resulting in a total note balance of $324,000. The note is collateralized by the assets of the company. This note has a one-year maturity date. In connection with the note payable, the Company recorded a debt discount of $24,000 to be amortized over the term of the note. The balance of this note payable amounted to $79,316 net of debt discount of $4,471 as of December 31, 2015. In March 2016 the Company repaid the balance of this note.

On September 24, 2015, the Company issued a promissory note with a principal balance of $100,000, 2% origination fee and daily payments equaling $120,000 over a period of 84 days. On December 14, 2015 the Company executed an amendment to the loan to borrow an additional $150,000 over a period of an additional 105 days. In connection here in, the Company recorded an aggregate debt discount of $53,000 to be amortized over the terms of the note. The balance of this note payable amounted to $136,935 net of debt discount of $28,600 as of December 31, 2015. In March 2016 the Company repaid the balance of this note.

NOTE 8 – RELATED PARTIES LOANS PAYABLE

On September 29, 2015, the Chief Executive Officer (CEO) of the Company, who is the sole member of the LLCs, advanced a non-interest bearing loan of $100,000 to the Company for operating activities. During 2015 the Company repaid the CEO $28,000. The balance of the loan amounted to $72,000 as of December 31, 2015.

On October 19, 2015, the Medical Director of the Company who is the husband of the sole member advanced a non-interest bearing loan of $49,500 to the Company for operating activities. The balance of the loan amounted to $49,500 as of December 31, 2015.

F-13

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 9 - RELATED PARTY NOTE PAYABLE

On November 27, 2015, the Company issued a $125,000 non-interest bearing promissory note payable to the CEO/sole member of the Company. The CEO/sole member provided the Company funds for general operating expenses. The note matured on April 1, 2016, however the note was extended to June 1, 2016.

NOTE 10 – GUARANTEE LIABILITY

Brace Shop, LLC, the CEO of the Company and VeriTeQ Corporation (“VeriTeQ”), are parties to a Stock Purchase Agreement dated November 25, 2015. The sole member of Brace Shop, LLC, is to sell all of her membership interests in Brace Shop, LLC to VeriTeQ Corporation. Pursuant to the Stock Purchase Agreement a portion of the purchase price payable by VeriTeQ was financed by the sale of a senior secured convertible promissory note in the principal amount of $147,058 by VeriTeQ Corporation to a third party and then advanced to the seller. Brace Shop, LLC signed a Security Agreement securing the VeriTeQ promissory note with certain Brace Shop, LLC assets. Pursuant to ASC 460 this creates an indirect guarantee of the debt of a third party. Brace Shop, LLC guaranteed this debt in anticipation of closing on the Stock Purchase Agreement. Per ASC 460 the indirect guarantee of the promissory note was recorded on the consolidated financial statements of Brace Shop, LLC at its estimated fair value of $147,058.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a lease for its office space as disclosed in Note 12 – Variable Interest Entity.

The Company is in default on its bank line of credit. The line is secured by the assets of the Company (see Note 6).

Pursuant to a Stock Purchase Agreement dated as of November 25, 2015 made and entered into by and among VeriTeQ Corporation, Brace Shop, LLC, and Lynne Shapiro (the “Seller”), VeriTeQ Corporation agreed to acquire (the “Acquisition”), all of the issued and outstanding membership interests of the Company, from the Seller, the current sole owner of all of the membership interests (the “Purchase Agreement”). Pursuant to the terms of the Stock Purchase Agreement, the aggregate purchase price for the member interest is (i) $250,000 in cash, $125,000 of which was paid to the Seller upon the execution of the Purchase Agreement and the remaining $125,000 payable, subject to certain conditions, within four business days after the closing of the Acquisition, (ii) 849 shares of VeriTeQ Corporation’s Series E Preferred Stock which is convertible into 84.9% of the issued and outstanding shares of common stock, par value $0.00001, of VeriTeQ Corporation (the “Common Stock”), on a fully diluted basis, and has voting rights on an as converted basis and (iii) a goldenshare in the form of a 5-year warrant (the “Goldenshare”), exercisable at $0.00001 per share with a cashless exercise provision for that number of shares of Common Stock required to insure that the Series E Preferred Stock issued as part of the purchase price to the Seller is convertible into 84.9% of the issued and outstanding shares of Common Stock, on a fully diluted basis. At the closing of the Acquisition, VeriTeQ Corporation’s former Chief Executive Officer will receive 39 shares of the Series E Preferred Stock convertible into 3.9% of the issued and outstanding Common Stock on a fully-diluted basis. The shares of Series E Preferred Stock and the Goldenshare shall not be convertible until the six (6) month anniversary of the Closing of the Acquisition. Further, once a majority of the outstanding Series E Preferred Stock has been converted into Common Stock, then any other Series E Preferred Stock then outstanding shall automatically be deemed converted into Common Stock on the fifth business day following the date that a majority of the outstanding Series E Preferred Stock is converted into Common Stock.

The above transaction is anticipated to be accounted for as a reverse recapitalization of Brace Shop, LLC (see Note 15).

In November 2015 the Company executed a 6-month consulting agreement related to the above pending Stock Purchase Agreement. The agreement requires monthly cash payments of $8,000 plus $25,000 worth of common stock quarterly after consummation of a reverse merger for any remaining term or renewal term of the agreement.

NOTE 12 – VARIABLE INTEREST ENTITY

Current Generally Accepted Accounting Principles (GAAP) requires a reporting entity to consolidate a Variable Interest Entity (VIE) when that reporting entity is considered to be the primary beneficiary of the VIE. As a result, VIE guidance requires in certain circumstances, a reporting entity (lessee) to consolidate a lessor entity when both entities are under common control.

On March 20, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-07, Consolidation (Topic 810): Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements, providing private companies with accounting alternatives for lease arrangements meeting specified criteria. This ASU is the third accounting alternative for private companies endorsed by the FASB based upon recommendations of the Private Company Council (PCC).

F-14

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 12 – VARIABLE INTEREST ENTITY (continued)

In December 2013, the FASB issued ASU 2013-12, Definition of a Public Business Entity – An addition to the Master Glossary, which defines a public business entity for purposes of GAAP in ASUs issued subsequent to ASU 2013-12 (it does not change existing definitions of public and nonpublic entities contained within GAAP resulting from standards prior to ASU 2013-12). This definition is not limited to companies that are registered with the U.S. Securities and Exchange Commission, but includes, among others, entities whose financial statements are included in filings with the SEC and entities with securities traded in the OTC markets. As such, an entity considering adoption of the accounting alternatives provided in this Update should first evaluate whether they are within the scope of the Update.

Per review of ASU 2013-12 C, Brace Shop, LLC and Braceshop Real Estate Holdings, LLC need to consolidate due to a VIE relationship because (i) Brace Shop, LLC is the primary beneficiary of Braceshop Real Estate Holdings, LLC because it occupies the office space and (ii) Brace Shop, LLC provides financial support to Braceshop Real Estate Holdings, LLC by making rental payments for the property and both are under common control. Since Brace Shop, LLC is filing with the SEC it are not able to use the alternative provided by ASU 2014-07 for private companies.

Brace Shop, LLC and Braceshop Real Estate Holdings, LLC entered into a lease agreement in July 2012, pursuant to which Brace Shop, LLC rents office space from Braceshop Real Estate Holdings, LLC. During 2015 and 2014, Brace Shop, LLC recorded $181,423 and $176,998 respectively, of rent expense for the office, which is eliminated in consolidation.

The assets and liabilities of Braceshop Real Estate Holdings, LLC are as follows:

	12/31/2015	12/31/2014
ASSETS:
Cash	$2,727	$5,561
Office Building and Building Improvement, net	888,846	913,871
Total Assets	$891,573	$919,432

LIABILITIES:
Accounts Payable	$46,742	$62,056
Mortgage Notes Payable, net of discount	783,642	814,489
Total Liabilities	$830,384	$876,545

The building and building improvements have been presented separately on the accompanying consolidated balance sheets as they are secured by a first and second mortgage held by Braceshop Real Estate Holdings, LLC creditors. Furthermore, as discussed in Note 5 the primary beneficiary, Brace Shop, LLC, has guaranteed the mortgage note obligations.

NOTE 13 – RELATED PARTY

The Company has the following transactions with related parties (see Notes 8 and 9):

On September 29, 2015, the Chief Executive Officer (CEO), who is the sole member of the LLCs, of the Company advanced a non-interest bearing loan of $100,000 to the Company for operating activities. During 2015 the Company repaid the CEO $28,000. The balance of the loan amounted to $72,000 as of December 31, 2015.

On October 19, 2015, the Medical Director of the Company who is the husband of the sole member advanced a non-interest bearing loan of $49,500 to the Company for operating activities. The balance of the loan amounted to $49,500 as of December 31, 2015.

F-15

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 13 – RELATED PARTY (continued)

On November 27, 2015, the Company issued a $125,000 non-interest bearing promissory note payable to the CEO/sole member of the Company. The CEO/sole member provided the Company funds for general operating expenses. The note matured on April 1, 2016, however the note was extended to June 1, 2016.

NOTE 14 – EMPLOYEE BENEFIT PLAN

The Company maintains a 401K plan for the benefit of its employees. At the discretion of the Company’s management it may make contributions to the plan on its employees’ behalf. As of December 31, 2015 and 2014 the Company had accrued 401K liabilities of $3,045 and $447, respectively. For the years ended December 31, 2015 and 2014 the Company made contributions to the plan of $12,891 and $13,400, respectively.

NOTE 15 – SUBSEQUENT EVENTS

On each of January 6, 2016 and February 4, 2016 the CEO of the Company advanced $62,500 which was memorialized in a $125,000 non-interest bearing promissory note payable to the CEO of the Company on February 4, 2016. The maturity date of the note was extended from May, 2016 to July 1, 2016.

Related to the above mentioned promissory notes, Brace Shop, LLC, the CEO of the Company and VeriTeQ Corporation, are parties to a Stock Purchase Agreement dated November 25, 2015. The sole member of the Brace Shop, LLC, is to sell all of her membership interests in Brace Shop, LLC to VeriTeQ Corporation. The remaining portion (see Note 10 for initial portion) of the purchase price payable by VeriTeQ was financed by the sale of two senior secured convertible promissory notes in January and February 2016 in the principal amounts of $73,529 each by VeriTeQ Corporation to a third party and then advanced to the seller. Brace Shop, LLC signed a Security Agreement securing the VeriTeQ promissory note with certain Brace Shop, LLC assets. Pursuant to ASC 460 this creates an indirect guarantee of the debt of a third party. Brace Shop, LLC guaranteed this debt in anticipation of closing on the Stock Purchase Agreement. The CEO of the Company received an advance on the Stock Purchase Agreement purchase price and in turn executed the promissory note of $125,000 to the Company as discussed above. Per ASC 460 the indirect guarantee of the promissory note is to be recorded on the financial statements of Brace Shop, LLC at the estimated fair value of the promissory note of $147,058.

On February 26, 2016, the Company borrowed funds and issued a 16% convertible promissory note with a principal balance of $240,000. The note matures on August 26, 2017. The note is convertible into shares of VeriTeQ Corporation at 60% of the lowest trading price in the prior 10 trading days prior to the date of conversion. The Company will record this as stock settled debt with a $160,000 premium.

In March 2016, the Company used part of the proceeds of the above mentioned convertible promissory note to repay the remaining $216,251 principal balances of Notes Payable discussed in Note 7.

The Stock Purchase Agreement discussed in Note 11 was closed on May 6, 2016. The Reverse Merger is being accounted for as a recapitalization of Brace Shop. Brace Shop is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that are reflected in the financial statements prior to the Reverse Merger will be those of Brace Shop and are recorded at the historical cost basis of Brace Shop, and the consolidated financial statements after completion of the Reverse Merger will include the assets and liabilities of Brace Shop at historical cost, the assets and liabilities of VeriTeQ Corporation at historical cost, the historical operations of Brace Shop and the operations of VeriTeQ Corporation from the Closing Date of the Reverse Merger.

F-16

BRACE SHOP, LLC

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015

Introduction to Unaudited Pro Forma Combined Financial Statements	F-18
Pro Forma Balance Sheet	F-19
Pro Forma Statement of Operations	F-20
Notes to Unaudited Pro Forma Combined Financial Statements	F-21

F-17

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements are presented to illustrate the effects of a Stock Purchase Agreement dated November 25, 2015 where in Brace Shop, LLC, the CEO of the Company (Seller) and VeriTeQ Corporation, are parties.

Pursuant to a Stock Purchase Agreement dated as of November 25, 2015 made and entered into by and among VeriTeQ Corporation , Brace Shop, LLC, a Florida limited liability company and Lynne Shapiro (the “Seller”), VeriTeQ Corporation agreed to acquire (the “Acquisition”), all of the issued and outstanding membership interests of the Company, from the Seller, the current sole owner of all of the membership interests (the “Purchase Agreement”). Pursuant to the terms of the Stock Purchase Agreement, the aggregate purchase price for the member interest is (i) $250,000 in cash, $125,000 of which was paid to the Seller upon the execution of the Purchase Agreement and the remaining $125,000 payable, subject to certain conditions, within four business days after the closing of the Acquisition, (ii) 849 shares of the VeriTeQ Corporation’s Series E Preferred Stock which is convertible into 84.9% of the issued and outstanding shares of common stock, par value $0.00001, of VeriTeQ Corporation (the “Common Stock”), on a fully diluted basis, and has voting rights on an as converted basis and (iii) a goldenshare in the form of a 5-year warrant (the “Goldenshare”), exercisable at $0.00001 per share with a cashless exercise provision for that number of shares of Common Stock required to insure that the Series E Preferred Stock issued as part of the purchase price to the Seller is convertible into 84.9% of the issued and outstanding shares of Common Stock, on a fully diluted basis. At the closing of the Acquisition, VeriTeQ Corporation’s former Chief Executive Officer will receive 39 shares of the Series E Preferred Stock convertible into 3.9% of the issued and outstanding Common Stock on a fully-diluted basis. The units of Series E Preferred Stock and the Goldenshare shall not be convertible until the date on or after six (6) months from the date of the Closing of the Acquisition. Further, once a majority of the outstanding Series E Preferred Stock has been converted into Common Stock, then any other Series E Preferred Stock then outstanding shall automatically be deemed converted into Common Stock on the fifth business day following the date that a majority of the outstanding Series E Preferred Stock is converted into Common Stock. In addition, upon the closing of the Acquisition, pursuant to the Purchase Agreement, VeriTeQ Corporation will pay a consultant $50,000 (less $10,000 that was paid upon the execution of the Purchase Agreement), and issue the consultant a 3 year warrant to purchase, at an exercise price of $0.01 per share, 2.99% of the issued and outstanding Common Stock, which warrant may be exercisable on a cashless basis.

The above transaction is anticipated to be accounted for as a reverse recapitalization of Brace Shop, LLC.

Brace Shop, LLC started operations in June 2004 as a Florida LLC and operates as an online retailer of orthopedic braces, physical therapy and rehabilitation equipment.

The unaudited pro forma financial statements as of December 31, 2015 and for the year then ended presents Brace Shop, LLC and its consolidated variable interest entity and VeriTeQ Corporation as one entity with recapitalization of Brace Shop, LLC. The information presented in the unaudited pro forma is not indicative of future financial results. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of Brace Shop, LLC and VeriTeQ Corporation.

F-18

VERITEQ CORPORATION

PRO FORMA BALANCE SHEET

DECEMBER 31, 2015

(UNAUDITED)

	BRACE SHOP, LLC	VeriTeQ
	Consolidated	Corp.
	December 31,	December 31,		Pro Forma Adjustments			Pro Forma
	2015	2015		Debit		Credit	Combined

ASSETS

CURRENT ASSETS:
Cash	$69,169	$395					$69,564
Accounts Receivable - net	20,790	-					20,790
Inventories	301,883	-					301,883
Other Current Assets	-	22,307					22,307

Total Current Assets	391,842	22,702					414,544

Property and Equipment - Net	902,314	-					902,314

Total Assets	$1,294,156	$22,702					$1,316,858

LIABILITIES AND MEMBER'S DEFICIT

CURRENT LIABILITIES:
Accounts Payable	1,526,309	713,389					2,239,698
Accrued Expenses	31,672	1,137,761					1,169,433
Sales Returns Reserve	33,945	-					33,945
Mortgage Notes Payable	32,654	-					32,654
Line of Credit	349,000	-					349,000
Interest Payable	-	370,608					370,608
Liability for Conversion Option	-	6,246,042					6,246,042
Related Parties Loans Payable	121,500	-					121,500
Related Party Note Payable	125,000	-					125,000
Guarantee Liability	147,058	-	(3)	147,058		-	-
Note Payable	216,251	490,000					706,251
Other Note Payable, Current, Net of Debt Discount	-	4,477,863					4,477,863
Total Current Liabilities	2,583,389	13,435,663					15,871,994

Mortgage Notes Payable, net of current portion and discounts	750,988	-					750,988
Warranty Liabilities	-	1,428,222					1,428,222
Total Liabilities	3,334,377	14,863,885					18,051,204

Series D Preferred Stock ($0.01 par value; 1,841 shares outstanding)	-	1,841,000					1,841,000

Stockholders' Deficit:
Preferred Stock (5,000,000 shares authorized; $0.01 par value)
Series E Convertible Preferred Stock; 1,000 shares designated; 888 shares issued and outstanding	-	-			(2)	9	9
Common Stock ($0.00001 par value; 100 billion shares authorized; 723,651 shares issued and outstanding)	-	7					7
Additional Paid in Capital	-	20,992,464	(1)	37,674,654			(18,575,362)
			(1)	1,893,163
			(2)	9			-
Accumulated Deficit	-	(37,674,654)			(1)	37,674,654
Total Stockholders' Deficit	-	(16,682,183)					(18,575,346)
Total Member's Deficit	(2,040,221)	-			(1)	1,893,163	-
					(3)	147,058

				39,714,884		39,714,884
Total Liabilities and Member's Deficit	$1,294,156	$22,702				-	$1,316,858

See Notes to Unaudited Pro Forma Combined Financial Statements

F-19

VERITEQ CORPORATION

PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(UNAUDITED)

	BRACE SHOP, LLC
	Consolidated	VeriTeQ Corp.
	December 31,	December 31,		Pro Forma Adjustments
	2015	2015		Debit		Credit	Pro Forma Combined

REVENUES:
Retail sales	$7,010,176	$286,720	(4)	286,720			$7,010,176

Total Revenue	7,010,176	286,720					7,010,176

COST OF RETAIL SALES:	4,468,207	123,779			(4)	123,779	4,468,207

GROSS PROFIT	2,541,969	162,941					2,541,969

OPERATING EXPENSES:
General and administrative expenses	341,403	774,224			(4)	774,224	341,403
Marketing and promotion	1,342,043	7,198			(4)	7,198	1,342,043
Payroll expenses	900,720	6,588,095			(4)	6,588,095	900,720
Development costs	-	176,028			(4)	176,028	-
Rent expense	-	62,054			(4)	62,054	-
Asset impairment charge	-	380,282			(4)	380,282	-
Other operating expenses	-	81,060			(4)	81,060	-
Credit card processing	288,063	-					288,063
Impairment loss	150,000	-					150,000

Total Operating Expenses	3,022,229	8,068,941					3,022,229

LOSS FROM OPERATIONS	(480,260)	(7,906,000)					(480,260)

OTHER (INCOME) EXPENSES:
Other (Income) Expense	133,658	(158,593	)(4)	158,593	(3)	147,058	(13,400)
Change in fair value of convertible debt	-	174,000					174,000
Change in liability for conversion option	-	5,097,958					5,097,958
Change in value of warranty liability	-	1,562,955					1,562,955
Gain on Extinguishment of Debt	-	(9,375)					(9,375)
Gain on foreclosure	-	(2,561,274	)(4)	2,561,274			-
Interest Expense	93,779	1,928,608					2,022,387

Total Other Income (Expense)	227,437	6,034,280					8,834,526

NET LOSS	$(707,697)	$(13,940,280)					$(9,314,786)

F-20

BRACE SHOP, LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Pursuant to a Stock Purchase Agreement dated as of November 25, 2015 made and entered into by and among VeriTeQ Corporation , Brace Shop, LLC, a Florida limited liability company and Lynne Shapiro (the “Seller”), VeriTeQ Corporation agreed to acquire (the “Acquisition”), all of the issued and outstanding membership interests of the Company, from the Seller, the current sole owner of all of the membership interests (the “Purchase Agreement”). Pursuant to the terms of the Stock Purchase Agreement, the aggregate purchase price for the member interest is (i) $250,000 in cash, $125,000 of which was paid to the Seller upon the execution of the Purchase Agreement and the remaining $125,000 payable, subject to certain conditions, within four business days after the closing of the Acquisition, (ii) 849 shares of the VeriTeQ Corporation’s Series E Preferred Stock which is convertible into 84.9% of the issued and outstanding shares of common stock, par value $0.00001, of VeriTeQ Corporation (the “Common Stock”), on a fully diluted basis, and has voting rights on an as converted basis and (iii) a goldenshare in the form of a warrant (the “Goldenshare”), exercisable for that number of shares of Common Stock required to insure that the Series E Preferred Stock issued as part of the purchase price to the Seller is convertible into 84.9% of the issued and outstanding shares of Common Stock, on a fully diluted basis. At the closing of the Acquisition, VeriTeQ Corporation’s former Chief Executive Officer will receive 39 shares of the Series E Preferred Stock convertible into 3.9% of the issued and outstanding Common Stock on a fully-diluted basis. The units of Series E Preferred Stock and the Goldenshare shall not be convertible until the date on or after six (6) months from the date of the Closing of the Acquisition. Further, once a majority of the outstanding Series E Preferred Stock has been converted into Common Stock, then any other Series E Preferred Stock then outstanding shall automatically be deemed converted into Common Stock on the fifth business day following the date that a majority of the outstanding Series E Preferred Stock is converted into Common Stock. In addition, upon the closing of the Acquisition, pursuant to the Purchase Agreement, VeriTeQ Corporation will pay a consultant $50,000 (less $10,000 that was paid upon the execution of the Purchase Agreement), and issue the consultant a 3 year warrant to purchase, at an exercise price of $0.01 per share, 2.99% of the issued and outstanding Common Stock, which warrant may be exercisable on a cashless basis.

The Stock Purchase Agreement for the exchange of stock that was closed on May 6, 2016, is deemed to be a reverse merger and recapitalization of Brace Shop, LLC with Brace Shop, LLC as the acquiring company for financial accounting purposes, in accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission. The financial statements of the combined entity will in substance be those of Brace Shop. Brace Shop, LLC is deemed to be a continuation of the business.

Unaudited pro forma adjustments reflect the following transactions:

		Debit	Credit

1)	Additional Paid in Capital	39,567,817
	Accumulated Deficit		37,674,654
	Member's Deficit		1,893,163

To record the recapitalization of equity.

		Debit	Credit

2)	Additional Paid in Capital	9
	Series E Convertible PS		9

To record issuance of 849 Series E Preferred Stock (par value $0.01) and the Goldenshare to Lynne Shapiro, Director of VeriTeQ, and issuance of 39 Series E Preferred Stock to Scott Silverman, former CEO of VeriTeQ

		Debit	Credit

3)	Guarantee Liability	147,058
	Other Income		147,058

To reverse guarantee liability relieved at closing, May 6, 2016.

		Debit	Credit

4)	Retail sales	286,720
	Cost of retail sales		123,779
	General and administrative expenses		774,224
	Marketing and promotion		7,198
	Payroll expenses		6,588,095
	Development costs		176,028
	Rent expense		62,054
	Asset impairment charge		380,282
	Other operating expenses		81,060
	Other income	158,593
	Gain of foreclosure	2,561,274

To remove operating expenses and revenues related to VeriTeQ Corporation. The Stock Purchase Agreement for the exchange of stock that was closed on May 6, 2016, is deemed to be a reverse merger and recapitalization of Brace Shop, LLC with Brace Shop, LLC as the acquiring company for financial accounting purposes, in accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission. The financial statements of the combined entity will in substance be those of Brace Shop.

F-21